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                                                                     Exhibit 2.1

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                          AGREEMENT AND PLAN OF MERGER

                            dated as of May 17, 1999

                                 by and between

                           CHARTER ONE FINANCIAL, INC.

                         CHARTER MICHIGAN BANCORP, INC.

                                       and

                             ST. PAUL BANCORP, INC.










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                                TABLE OF CONTENTS




                                    ARTICLE I

                              CERTAIN DEFINITIONS

     1.01    Certain Definitions.............................................2

                                   ARTICLE II

                                THE TRANSACTION

     2.01    The Company Merger..............................................8
     2.02    Bank Merger.....................................................9
     2.03    Effective Date and Effective Time..............................10
     2.04    Reservation of Right to Revise Transaction.....................10

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

     3.01    Merger Consideration...........................................10
     3.02    Rights as Stockholders; Stock Transfers........................11
     3.03    Fractional Shares..............................................11
     3.04    Exchange Procedures............................................11
     3.05    Anti-Dilution Provisions.......................................13
     3.06    Options........................................................13

                                   ARTICLE IV

                          ACTIONS PENDING TRANSACTION

     4.01    Forbearances of St. Paul.......................................14
     4.02    Forbearances of COFI...........................................18



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                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01    Disclosure Schedules...........................................19
     5.02    Standard.......................................................20
     5.03    Representations and Warranties of St. Paul.....................20
     5.04    Representations and Warranties of COFI.........................31

                                   ARTICLE VI

                                   COVENANTS

     6.01    Reasonable Best Efforts........................................37
     6.02    Stockholder Approvals..........................................37
     6.03    Registration Statement.........................................38
     6.04    Press Releases.................................................39
     6.05    Access; Information............................................39
     6.06    St. Paul Proposal..............................................40
     6.07    Affiliate Agreements...........................................40
     6.08    Takeover Laws..................................................41
     6.09    Certain Policies...............................................41
     6.10    Listing........................................................41
     6.11    Regulatory Applications........................................41
     6.12    Officers' and Directors' Insurance; Indemnification............42
     6.13    Benefit Plans..................................................44
     6.14    Notification of Certain Matters................................44
     6.15    Directors......................................................44
     6.16    Advisory Board Membership......................................44
     6.17    COFI Fee.......................................................45
     6.18    St. Paul Fee...................................................45

                                   ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

     7.01    Conditions to Each Party's Obligation to Effect the
              Company Merger................................................46
     7.02    Conditions to Obligation of St. Paul...........................47
     7.03    Conditions to Obligation of COFI...............................48




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                                  ARTICLE VIII

                                  TERMINATION

     8.01    Termination....................................................49
     8.02    Effect of Termination and Abandonment..........................53

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.01    Survival.......................................................53
     9.02    Waiver; Amendment..............................................53
     9.03    Counterparts...................................................53
     9.04    Governing Law..................................................53
     9.05    Expenses.......................................................54
     9.06    Notices........................................................54
     9.07    Entire Understanding; No Third Party Beneficiaries.............55
     9.08    Interpretation; Effect.........................................55





EXHIBIT A     Form of Stock Option Agreement
EXHIBIT B     Form of Support Agreement
EXHIBIT C     Form of Subsidiary Plan of Merger
EXHIBIT D     Form of St. Paul Affiliate Agreement
EXHIBIT E     Form of COFI Affiliate Agreement






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         AGREEMENT AND PLAN OF MERGER, dated as of May 17, 1999 (this
"Agreement"), by and between St. Paul Bancorp, Inc. ("St. Paul"), Charter One Financial, Inc. ("COFI") and Charter Michigan Bancorp Inc., a wholly-owned first-tier Subsidiary of COFI ("Charter Michigan").

                                    RECITALS

         A. St. Paul. St. Paul is a Delaware corporation, having its principal place of business in Chicago, Illinois.

         B. COFI. COFI is a Delaware corporation, having its principal place of business in Cleveland, Ohio.

         C. Charter Michigan. Charter Michigan is a Michigan corporation, having its principal place of business in Dearborn, Michigan.

         D. Stock Option Agreement. As an inducement to the willingness of COFI to enter into this Agreement , St. Paul has agreed to grant to COFI on the date hereof an option pursuant to a stock option agreement ("Stock Option Agreement"), in the form of Exhibit A.

         E. Support Agreements. As a further inducement to the willingness of COFI to enter into this Agreement, each director of St. Paul has agreed to enter into a support agreement with COFI (each a "Support Agreement") on the date hereof, in the form of Exhibit B; provided however the aggregate number of shares that shall be subject to all of the Support Agreements shall not exceed 4.9% of the outstanding St. Paul Common Stock (as hereinafter defined) as of the date hereof.

         F. Intentions of the Parties. It is the intention of the parties to this Agreement that the combination of St. Paul and Charter Michigan be accounted for under the "pooling-of-interests" accounting method and that each of the business combinations contemplated hereby be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         G. Board Action. The respective Boards of Directors of each of COFI, Charter Michigan and St. Paul have determined that it is in the best interests of their respective companies and their stockholders to consummate a strategic business alliance between St. Paul and COFI by the merger of St. Paul with and into Charter Michigan and the other business combination contemplated herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:





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                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Administrator" means the chief officer of the Michigan Department of Commerce.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Annual Proxy Statement" means in the case of either St. Paul or COFI its Proxy Statement for its Annual Meeting of Shareholders held in 1999 as filed with the SEC and submitted to its shareholders.

     "Average Closing Price" has the meaning set forth in Section 8.01(f).

     "Bank Merger" has the meaning set forth in Section 2.02.

     "Charter Michigan" has the meaning set forth in the preamble to this Agreement.

     "Charter Michigan Board" means the Board of Directors of Charter Michigan.

     "Charter One Bank" has the meaning set forth in Section 2.02.

     "Code" has the meaning set forth in the Recitals to this Agreement.

     "COFI" has the meaning set forth in the preamble to this Agreement.

     "COFI Acquisition Transaction" has the meaning set forth in Section 6.18.

     "COFI Affiliate" has the meaning set forth in Section 6.07(a).

     "COFI Board" means the Board of Directors of COFI.

     "COFI Common Stock" means the common stock, par value $0.01 per share, of COFI.

     "COFI Meeting" has the meaning set forth in Section 6.02.

     "COFI Proposal" has the meaning set forth in Section 6.18.

     "COFI Ratio" has the meaning set forth in Section 8.01(f).




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     "COFI Rights Agreement" means that certain Rights Agreement between COFI and The First National Bank of Boston, as Rights Agent, dated November 24, 1989, as amended on May 26, 1995.

     "Commissioner" means the Illinois Commissioner of Banks and Real Estate.

     "Company Merger" has the meaning set forth in Section 2.01.

     "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m).

     "Costs" has the meaning set forth in Section 6.12(a).

     "Delaware Secretary" means the Secretary of State of the State of Delaware.

     "Determination Date" has the meaning set forth in Section 8.01(f).

     "DGCL" means the Delaware General Corporation Law.

     "Disclosure Schedule" has the meaning set forth in Section 5.01.

     "DOJ" means the United States Department of Justice.

     "DOL" means the United States Department of Labor.

     "Effective Date" means the date on which the Effective Time occurs.

     "Effective Time" means the effective time of the Company Merger as provided for in Section 2.03.

     "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may



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impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

     "ERISA Affiliate Plan" has the meaning set forth in Section 5.03(m).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning set forth in Section 3.04(a).

     "Exchange Fund" has the meaning set forth in Section 3.04(a).

     "Exchange Ratio" has the meaning set forth in Section 3.01(a).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FFIEC" means the Federal Financial Institutions Examination Council.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "Indemnified Parties" has the meaning set forth in Section 6.12(c).

     "Index Group" has the meaning set forth in Section 8.01(f).

     "Index Price" has the meaning set forth in Section 8.01(f).

     "Index Ratio" has the meaning set forth in Section 8.01(f).

     "Insurance Amount" has the meaning set forth in Section 6.12(a).

     "IRS" means the Internal Revenue Service.

     "knowledge" means to the actual knowledge of any director, executive officer, or officer responsible for environmental matters of a party to this Agreement or any of its Subsidiaries but also including its general counsel if he is not an executive officer.




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     "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Material Adverse Effect" means, with respect to COFI or St. Paul, any effect that (i) is material and adverse to the financial position, results of operations, business, or operations of COFI and its Subsidiaries taken as a whole or St. Paul and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of COFI, Charter Michigan or St. Paul to perform its obligations under this Agreement or otherwise materially impede the consummation of the Company Merger; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices or restructuring charges, in each case taken pursuant to this Agreement by any of the parties hereto or their respective Subsidiaries or otherwise by COFI or its Subsidiaries in accordance with generally accepted accounting principles, (d) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement and (e) actions or omissions of COFI or St. Paul taken with the prior written consent of St. Paul or COFI, as applicable, in contemplation of the transactions contemplated hereby.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "MBCA" means the Michigan Business Corporation Act.

     "Merger Consideration" has the meaning set forth in Section 2.04.

     "NASDAQ" means The Nasdaq National Market.

     "New Certificates" has the meaning set forth in Section 3.04(a).

     "1998 Form 10-K" means the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 of St. Paul or COFI, whichever is applicable, in the form filed with the SEC.

     "NYSE" means the New York Stock Exchange, Inc.

     "Old Certificates" has the meaning set forth in Section 3.04(a).

     "OTS" means the Office of Thrift Supervision.

     "PBGC" means the Pension Benefit Guaranty Corporation.




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     "Pension Plan" has the meaning set forth in Section 5.03(m).

     "Person" means any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule or in its Annual Proxy Statement or 1998 Form 10-K.

     "Proxy Statement" has the meaning set forth in Section 6.03.

     "Registration Statement" has the meaning set forth in Section 6.03.

     "Regulatory Authority" has the meaning set forth in Section 5.03(i).

     "Representatives" means, with respect to any Person, such Person's directors, officers, employees, accountants, legal or financial advisors or any representatives of such legal or financial advisors.

     "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" has the meaning set forth in Section 5.03(g).

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Specified Representations" has the meaning set forth in Section 5.02.

     "Starting Date" has the meaning set forth in Section 8.01(f).

     "Starting Price" has the meaning set forth in Section 8.01(f).

     "Stock Option Agreement" has the meaning set forth in the Recitals to this Agreement.

     "St. Paul" has the meaning set forth in the preamble to this Agreement.

     "St. Paul Acquisition Transaction" has the meaning set forth in Section
6.17.

     "St. Paul Affiliate" has the meaning set forth in Section 6.07(a).



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     "St. Paul Arrangements" has the meaning set forth in Section 6.13(a).

     "St. Paul Bank" has the meaning set forth in Section 2.02.

     "St. Paul Board" means the Board of Directors of St. Paul.

     "St. Paul By-Laws" means the Bylaws of St. Paul.

     "St. Paul Certificate" means the Certificate of Incorporation of St. Paul.

     "St. Paul Common Stock" means the common stock, par value $0.01 per share, of St. Paul.

     "St. Paul Meeting" has the meaning set forth in Section 6.02.

     "St. Paul Preferred Stock" means the serial preferred stock, par value $0.01 per share, of St. Paul.

     "St. Paul Proposal" has the meaning set forth in Section 6.17.

     "St. Paul Rights" has the meaning set forth in Section 5.03(o).

     "St. Paul Rights Agreement" means that certain Rights Agreement between St. Paul and The First National Bank of Boston, Rights Agent, dated as of October 26, 1992.

     "St. Paul Stock" means, collectively, St. Paul Common Stock and St. Paul Preferred Stock.

     "St. Paul Stock Option" has the meaning set forth in Section 3.06(a).

     "St. Paul Stock Plans" means the St. Paul Bancorp, Inc. Stock Option Plan dated ___________, 1998 as modified by Amendments No. 1 and 2 thereto approved by shareholders on May 13, 1992 and May 4, 1994, respectively; the St. Paul Bancorp, Inc. 1995 Incentive Plan approved by shareholders on May 3, 1995 as modified by an amendment thereto approved by shareholders on May 6 ,1998; the St. Paul Bancorp, Inc. Employee Incentive Plan as approved by the Board of Directors on May 19, 1997; and the Beverly Bancorporation Stock Option Plan and the Beverly Bancorporation, Inc. 1997 Long-Term Stock Incentive Plan to the extent assumed by St. Paul in connection with the conversion of Beverly Bancorporation, Inc., stock options to rights to acquire St. Paul Common Stock pursuant to the merger of Beverly Bancorporation, with and into St. Paul.

     "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the SEC.

     "Support Agreement" has the meaning set forth in the Recitals to this Agreement.




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     "Surviving Corporation" has the meaning set forth in Section 2.01.

     "Takeover Laws" has the meaning set forth in Section 5.03(o).

     "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, in each case imposed by any taxing or Governmental Authority whether arising before, on or after the Effective Date.

     "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Tax.

     "Transaction" means the Company Merger and the Bank Merger.

     "Treasury Stock" shall mean shares of St. Paul Stock held by St. Paul or any of its Subsidiaries or by COFI or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                 THE TRANSACTION

         2.01     The Company Merger.

                  (a) Company Merger. At the Effective Time, St. Paul shall merge with and into Charter Michigan (the "Company Merger"), the separate corporate existence of St. Paul shall cease and Charter Michigan shall survive and continue to exist as a Michigan corporation (Charter Michigan, as the surviving corporation in the Company Merger, sometimes being referred to herein as the "Surviving Corporation").

                  (b) Corporate Law Filings. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Company Merger shall become effective upon the occurrence of the filing in the office of the Delaware Secretary of a certificate of merger in accordance with
         Section 252 of the DGCL and the filing in the office of and endorsement by the Administrator of a certificate of merger in accordance with
         Section 735 of the MBCA or such later date and time as may be set forth in such certificates of merger.

                  (c) Effects of Company Merger. The Company Merger shall have the effects prescribed in the DGCL and the MBCA, including but not limited to, Charter Michigan, as





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         the Surviving Corporation, thereupon and thereafter possessing all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the corporations so merged and Charter Michigan, as the Surviving Corporation, becoming responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged. All rights of creditors and obligors and all liens on the property of each of St. Paul and Charter Michigan shall be preserved unimpaired.

                  (d) Articles of Incorporation and By-Laws of Surviving Corporation. The Articles of Incorporation and Bylaws of Charter Michigan immediately after the Company Merger shall be those of Charter Michigan as in effect immediately prior to the Effective Time.

                  (e) Directors and Officers of the Surviving Corporation. The directors and officers of Charter Michigan immediately after the Company Merger shall be the directors and officers of Charter Michigan immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified. Immediately after the Effective Time, COFI and Charter Michigan shall cause each of Joseph C. Scully and Patrick J. Agnew to be added to the Charter Michigan Board for a term expiring in April 2002, unless such individual does not qualify to serve under guidelines of applicable Regulatory Authorities.

                  (f) Service of Process. At the Effective Time, Charter Michigan, as the Surviving Corporation, consents to be sued and served with process in the State of Delaware and irrevocably appoints the Delaware Secretary as its agent to accept service of process in any proceeding in the State of Delaware to enforce against it any obligation of St. Paul.

                  (g) Principal Office. The location of the principal office of Charter Michigan, as the Surviving Corporation, in the State of Michigan is 13606 Michigan Avenue, 2nd Floor, Dearborn, Michigan 48126.

                  (h) Plan of Merger. At the reasonable request of any party, St. Paul, COFI and Charter Michigan shall enter into a separate plan of merger reflecting the terms of the Company Merger for purposes of any state law filing requirement.

         2.02 Bank Merger. As soon as practicable at or after the Effective Time, unless otherwise determined by COFI, St. Paul Federal Bank For Savings, a federally chartered savings bank and wholly owned Subsidiary of St. Paul ("St. Paul Bank"), shall be merged with and into Charter One Bank, F.S.B., a federally chartered savings bank and wholly-owned Subsidiary of Charter Michigan ("Charter One Bank"). Such merger is hereinafter sometimes referred to as the "Bank Merger". The Bank Merger shall be implemented pursuant to the Subsidiary Plan of Merger, in substantially the form of Exhibit C. In order to obtain the necessary regulatory approvals for the Bank Merger, the parties hereto shall cause the following to be accomplished prior to the filing of applications for regulatory approval: (a) St. Paul shall cause the Board of Directors of St. Paul Bank to approve the Subsidiary Plan of Merger, St. Paul as the sole stockholder of St. Paul Bank shall approve the Subsidiary Plan of Merger, and St. Paul shall cause the Subsidiary Plan of Merger to be duly




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executed by St. Paul Bank and delivered to COFI; and (b) Charter Michigan shall cause the Board of Directors of Charter One Bank to approve the Subsidiary Plan of Merger, Charter Michigan as the sole stockholder of Charter One Bank shall approve the Subsidiary Plan of Merger, and Charter Michigan shall cause the Subsidiary Plan of Merger to be duly executed by Charter One Bank and delivered to St. Paul. At the request of COFI, St. Paul shall cause St. Paul Bank, and Charter Michigan shall cause Charter One Bank, to execute articles of combination to make effective the Bank Merger and cause such articles to be timely and appropriately filed and endorsed by OTS so that the Bank Merger shall become effective as soon as practicable at or after the Effective Time.

         2.03 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Company Merger (the "Effective Date") to occur on (i) the fifth business day (the "Fifth Business Day") after the last of the conditions set forth in Article VII to be satisfied prior to the Effective Date shall have been satisfied or waived in accordance with the terms of this Agreement (or, if the Fifth Business Day would be within the last ten days of a calendar month, at the election of COFI by written notice to St. Paul not later than two business days after the last such condition in Article VII is satisfied or waived, on the last business day of the month in which such satisfaction or waiver occurs) or
(ii) such other date to which St. Paul and COFI may agree in writing. The time on the Effective Date when the Company Merger shall become effective is referred to as the "Effective Time."

         2.04 Reservation of Right to Revise Transaction. COFI may at any time prior to the Effective Time, with the prior written consent of St. Paul (such consent not to be unreasonably withheld or delayed), change the method of effecting the Company Merger if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of St. Paul Common Stock as provided for in this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of St. Paul's stockholders as a result of receiving the Merger Consideration or the Company Merger qualifying for "pooling-of-interests" accounting treatment, (iii) materially impede or delay consummation of the Company Merger, (iv) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect, or (v) diminish the benefits, including membership on the COFI Board or COFI advisory board, to be received by the directors, officers or employees of St. Paul and its Subsidiaries as set forth in this Agreement or in any separate agreement entered into by COFI and St. Paul on the date hereof.

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

         3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Company Merger and without any action on the part of any Person:

              (a) Outstanding St. Paul Common Stock. Each share, excluding Treasury Stock, of St. Paul Common Stock issued and outstanding immediately prior to the Effective Time



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         shall become and be converted into, subject to Sections 3.03, 3.05 and
         8.01(f) hereof, .945 of a share of COFI Common Stock (the "Exchange Ratio"), including the corresponding number of Rights associated with the COFI Common Stock pursuant to the COFI Rights Agreement. The Exchange Ratio shall be subject to adjustment as set forth in Sections
         3.05 and 8.01(f).

                  (b) Outstanding Charter Michigan Common Stock. Each share of Charter Michigan common stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and continue to be an identical issued and outstanding or treasury share of Charter Michigan common stock after the Effective Time.

                  (c) Outstanding COFI Common Stock. Each share of COFI Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall remain issued and outstanding or held in treasury and shall be unaffected by the Company Merger.

                  (d) Treasury Shares. Each share of St. Paul Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

         3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of St. Paul Stock shall cease to be, and shall have no rights as, stockholders of St. Paul, other than to receive any dividend or other distribution with respect to such St. Paul Common Stock permitted under this Agreement with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of St. Paul or the Surviving Corporation of shares of St. Paul Stock.

         3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of COFI Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Company Merger; instead, COFI shall pay to each holder of St. Paul Common Stock who would otherwise be entitled to a fractional share of COFI Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing sale price of COFI Common Stock, on the NASDAQ or the NYSE, whichever is applicable (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the last trading day immediately preceding the Effective Date.

         3.04     Exchange Procedures.

                  (a) Deposit of New Certificates, Etc. At or prior to the Effective Time, COFI shall deposit, or shall cause to be deposited, with an independent exchange agent to be selected by COFI and reasonably acceptable to St. Paul (the "Exchange Agent"), for the benefit of the holders of certificates formerly representing shares of St. Paul Common Stock

         ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the shares of COFI Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding shares of St. Paul Common Stock.

                  (b) Transmittal and Deliveries. As promptly as practicable after the Effective Date, COFI shall send or cause to be sent to each former holder of record of shares of St. Paul Common Stock immediately prior to the Effective Time transmittal materials (which shall specify that risk of loss and title to Old Certificates shall pass only upon acceptance of such Old Certificates by COFI or the Exchange Agent) for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article III. COFI shall cause the New Certificates or uncertificated shares of COFI Common Stock registered on the stock transfer books of COFI ("Registered Shares") into which shares of a stockholder's St. Paul Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interest or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of St. Paul Common Stock (or indemnity reasonably satisfactory to COFI and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of a fractional share interest or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Old Certificates surrendered for exchange by any person identified by St. Paul pursuant to Section 6.07 as a St. Paul Affiliate shall not be exchanged for New Certificates or Registered Shares representing COFI Common Stock until COFI has received a written agreement from such person as specified in Section 6.07. COFI and the Exchange Agent shall be entitled to rely upon the stock transfer books of St. Paul to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, COFI or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (c) Escheat. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of St. Paul Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) Restrictions on the Payment of Dividends and Voting. No dividends or other distributions with respect to COFI Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificates representing shares of St. Paul Common Stock converted in the Company Merger into the right to receive shares of such COFI Common Stock until the holder thereof shall be entitled to receive New Certificates or Registered Shares in exchange therefor in accordance with the procedures set forth in this Section
         3.04. Registered holders of unsurrendered Old Certificates shall be entitled to vote after the Effective Time at any meeting of COFI stockholders with a record date at or after the Effective Time the number of whole shares of COFI Common Stock represented by such Old Certificates, regardless of whether such holders have exchanged their Old Certificates. After becoming so entitled in accordance with this
         Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of COFI Common Stock such holder had the right to receive upon surrender of the Old Certificates.

                  (e) Return of Exchange Fund to COFI. Any portion of the Exchange Fund that remains unclaimed by the stockholders of St. Paul for twelve months after the Effective Time shall be paid to COFI. Any stockholder of St. Paul who has not theretofore complied with this
         Article III shall thereafter look only to COFI for payment of the shares of COFI Common Stock, cash in lieu of any fractional share and unpaid dividends and distributions on COFI Common Stock deliverable in respect of shares of St. Paul Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05 Anti-Dilution Provisions. In the event COFI changes (or establishes a record date for changing) the number of shares of COFI Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding COFI Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

         3.06     Options.

                  (a) Conversion. At the Effective Time, each option outstanding on the date of this Agreement to purchase shares of St. Paul Common Stock under the St. Paul Stock Plans (each, a "St. Paul Stock Option") and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by COFI and each such St. Paul Stock Option shall continue to be outstanding, but shall represent an option to purchase shares of COFI Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the applicable St. Paul Stock Plan and St. Paul Stock Option):

                           (i) the number of shares of COFI Common Stock to be
                  subject to the continuing St. Paul Stock Option shall be equal to the product of the number of shares of St. Paul Common Stock subject to the St. Paul Stock Option immediately prior to the Effective Time and the Exchange Ratio, provided that any fractional share of COFI Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                           (ii) the exercise price per share of COFI Common
                  Stock under the continuing St. Paul Stock Option shall be equal to the exercise price per share of St. Paul Common Stock under the St. Paul Stock Option immediately prior to the Effective Time divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under Section 424 of the Code as to any St. Paul Stock Option which is an "incentive stock option".

                  (b) Reservation of COFI Common Stock and Securities Filings. At all times after the Effective Time, COFI shall reserve for issuance such number of shares of COFI Common Stock as necessary so as to permit the exercise of continuing options in the manner contemplated by this Agreement and the instruments pursuant to which such options were granted. COFI shall make all filings required under federal and state securities laws promptly after the Effective Time so as to permit the exercise of such continuing options and the sale of the shares received by the optionee upon such exercise at and after the Effective Time and COFI shall continue to make such filings thereafter as may be necessary to permit the continued exercise of continuing options and sale of such shares.

                                   ARTICLE IV

                           ACTIONS PENDING TRANSACTION

         4.01 Forbearances of St. Paul. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or any separate agreement entered into by St. Paul and COFI on the date hereof, without the prior written consent of COFI (which consent under subsections (h), (k), (l) and (m) shall not be unreasonably withheld or delayed), St. Paul will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct the business of St. Paul and its Subsidiaries other than in the ordinary and usual course consistent with past practice or fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair St. Paul's ability to perform any of its obligations under this Agreement.

                  (b) St. Paul Stock. Other than pursuant to St. Paul Stock Options outstanding on the date hereof and the Serve Corps Mortgage Corporation earn out, in each case as Previously Disclosed (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of St. Paul Stock or any Rights,
         (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of St. Paul Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

                  (c) Other Securities. Issue any other capital securities, capital stock of any Subsidiary, debentures, or subordinated notes.

                  (d) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend (other than (A), quarterly cash dividends on St. Paul Common Stock in an amount not to exceed $0.20 per share with record and payment dates consistent with past practice, (provided the declaration of the last quarterly dividend by St. Paul prior to the Effective Time and the payment thereof shall be coordinated with COFI so that holders of St. Paul Common Stock do not receive dividends on both St. Paul Common Stock and COFI Common Stock received in the Company Merger in respect of such calendar quarter or fail to receive a dividend on either St. Paul Common Stock or COFI Common Stock received in the Company Merger in respect of such calendar quarter) and (B) dividends from wholly owned Subsidiaries to St. Paul or another wholly owned Subsidiary of St. Paul) on or in respect of, or declare or make any distribution on any shares of St. Paul Stock or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or Rights.

                  (e) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of St. Paul or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) except (i) for oral at will employment agreements, (ii) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (iii) for other changes that are required by applicable law, or (iv) to satisfy contractual obligations existing as of the date hereof that are Previously Disclosed provided, however, that St. Paul and its Subsidiaries may consistent with past practice extend employment and severance agreements in effect on the date hereof that contain evergreen provisions for an additional one year period.

                  (f) Benefit Plans. Enter into, establish, adopt, renew, or amend (except as may be required by existing contractual obligations existing as of the date hereof that are Previously Disclosed or applicable law) any pension, profit sharing, employee stock ownership, retirement, stock option, stock appreciation, phantom stock, stock purchase, savings, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of St. Paul or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options or other compensation or benefits payable thereunder.

                  (g) Dispositions. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business for fair value consistent with past practice.

                  (h) Acquisitions. Except as permitted by Section 4.01(s) acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts contracted prior to the date hereof in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any Person or entity.

                  (i) Governing Documents. Amend the St. Paul Certificate, St. Paul By-laws or the certificate or articles of incorporation, charter or by-laws (or similar governing documents) of any of St. Paul's Subsidiaries.

                  (j) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (k) Contracts. Except to satisfy Previously Disclosed written commitments outstanding on the date hereof, to extend the term of employment and severance agreements to the extent permitted by Section 4.01(e), and to renew real and personal property leases in the ordinary course of business where the renewal option would otherwise expire, enter into or terminate any material agreement or amend or modify in any material respect or renew any of its existing material agreements.

                  (l) Claims. Except in the ordinary course of business consistent with past practice or involving an amount not in excess of $250,000, settle any claim, action or proceeding.

                  (m) Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that St. Paul and its Subsidiaries shall not be required to obtain such a report with respect to any real property having a fair market value of less than $1,000,000 or one-to four-family, non-agricultural residential property of five acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws.

                  (n) Deposit Taking and Other Bank Activities. In the case of St. Paul Bank (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice; or (iii) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives materially in excess of the amounts Previously Disclosed;

                  (o) Facilities. Except for ATMs and a new branch to be located in Naperville, Illinois, open any new offices or facilities or expand any existing office or facility; and except for the Morton Grove branch and any in-store locations whose host stores are closing or relocating, or as Previously Disclosed, close or relocate any office or facility.

                  (p) Investments. Enter into any material securities transaction for its own account or purchase or otherwise acquire any material amount of investment securities for its own account except purchases and sales of securities consistent with past practice in order to maintain investment portfolios at St. Paul and its Subsidiaries that have risk and asset mix characteristics substantially similar to those of the respective investment portfolios as of the date hereof.

                  (q) Capital Expenditures. Purchase or lease fixed assets where the amount paid or committed thereof is in excess of $450,000 individually or $1,500,000 in the aggregate, except for amounts Previously Disclosed or for emergency repairs or replacements.

                  (r) Lending. (i) Make any material changes in its policies concerning loan underwriting or which persons may approve loans or fail to comply with such policies as previously provided in writing to COFI; or (ii) make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit (other than (A) in the case of a consumer loan or extension of credit consistent with policies currently in effect as previously provided in writing to COFI, (B) in the case of a loan secured by a first mortgage on an owner occupied one-to-four single-family principal residence consistent with policies currently in effect as previously provided in writing to COFI and in a principal amount not in excess of $1,250,000,
         (C) in the case of a loan secured by a first mortgage on commercial real property (i) which is with full personal recourse to the borrower and made in accordance with underwriting policies currently in effect as previously provided in writing to COFI in a principal amount not in excess of $5,000,000 or (ii) which is an exception to its underwriting policies currently in effect as previously provided in writing to COFI, or without full personal recourse to the borrower, in a principal amount not in excess of $2,000,000, (D) in the case of a commercial loan secured by a first lien on accounts receivable, inventory or other tangible assets which also provides full personal recourse to the borrower in a principal amount not in excess of $2,000,000, or (E) in the case of loans outstanding on the date hereof to one borrower (or group of affiliated borrowers) the restructuring of loans with an aggregate principal balance not in excess of $2,000,000; provided in the case of subparts (A)-(D) the loan exposure to one borrower (or group of affiliated borrowers) shall not exceed $25,000,000) in each case without the prior written consent of COFI acting through its Chief Executive Officer or Executive Vice President of Lending in a written notice to St. Paul, which approval or rejection shall be given within three business days after delivery by St. Paul to such officer of COFI of the complete loan package;

                  (s) Acquisition of Loans. Purchase any loan, loan participation or other interest in any loan, except for the purchase by St. Paul Bank of adjustable rate first mortgage whole loans in an aggregate amount not to exceed $750 million through December 31, 1999 (and $100 million per month thereafter) on owner occupied one-to-four single family principal residences (and non-owner occupied rental property to the extent provided below) with each individual loan having a principal amount not in excess of $1.5 million consistent with current policies and guidelines in effect on the date hereof as Previously Disclosed, such purchases are to be from existing servicers only with each purchased pool of mortgages not exceeding $100 million with whole loans secured by one-to-four single family non-owner occupied property representing not more than 15% of the dollar value of any mortgage pool.

                  (t) Land Development Operations. Engage in any single land development acquisition transaction involving an amount in excess of $250,000.

                  (u) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede (A) the Company Merger from qualifying for "pooling-of-interests" accounting treatment or (B) the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time except as expressly permitted by this Agreement, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (v) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                 (w) Indebtedness. Incur any indebtedness for borrowed money other than Federal Home Loan Bank advances with a term not in excess of three years in an aggregate amount not to exceed $750 million through December 31, 1999 (and $100 million per month thereafter) in the ordinary course of business.

                  (x) Commitments. Agree or commit to do any of the foregoing.

         4.02 Forbearances of COFI. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of St. Paul, COFI will not, and will cause each of its Subsidiaries not to:

                  (a) Preservation. Fail to use reasonable efforts to (i) preserve intact in any material respect their business organizations and assets and (ii) maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action reasonably likely to materially impair the ability of COFI or Charter Michigan to perform any of its obligations under this Agreement.

                  (b) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend or distribution other than in the form of COFI Stock.

                  (c) Adverse Actions. (i) Take any action or fail to take any action while knowing that such action or inaction would, or is reasonably likely to, prevent or impede (A) the Company Merger from qualifying for "pooling-of-interests" accounting treatment or (B) the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (ii) knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time except as expressly permitted by this Agreement, (B) any of the conditions to the Company Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of COFI to exercise its rights under the Stock Option Agreement.

                  (d) Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (e) Commitments. Agree or commit to do any of the foregoing.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01 Disclosure Schedules. On or prior to the date hereof, COFI has delivered to St. Paul a schedule and St. Paul has delivered to COFI a schedule (respectively, its "Disclosure Schedule") which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 (other than Section 5.03(f)(ii)(A)-(C) for which no disclosure is permitted) or
5.04 or to one or more of its covenants contained in Article IV and which are not disclosed in such party's Annual Proxy Statement or 1998 Form 10-K; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a Specified Representation if its absence would not be reasonably likely to result in the Specified Representation being deemed untrue or incorrect under the standard established by Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a Specified Representation shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the party making the representation, and St. Paul's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of COFI.

         5.02 Standard. No representation or warranty of St. Paul or COFI contained in Section 5.03(a), (c)(iii), (d), (e), (f)(i), (n), (o), (p), (q),
(r), (s), (t), (v) and (x) or 5.04(a), (c), (d), (e), (f), (k), (l), (m), (n),
(o) (q) and (r) (collectively, the "Specified Representations") shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a Specified Representation, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with such Specified Representation has had or is reasonably likely to have a Material Adverse Effect.

         5.03 Representations and Warranties of St. Paul. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed (which exception shall not apply to Section 5.03(f)(ii)(A)-(C)) (with St. Paul using its reasonable best efforts to disclose information in its Disclosure Schedule corresponding to the relevant paragraph below), St. Paul hereby represents and warrants to COFI:

                  (a) Organization, Standing and Authority. St. Paul is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. St. Paul is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) St. Paul Stock. The authorized capital stock of St. Paul consists solely of (i) 80,000,000 shares of St. Paul Common Stock, of which 40,010,058 shares were outstanding, and 1,608,791 shares were held in treasury, as of the business day prior to the date hereof, and
         (ii) 10,000,000 shares of St. Paul Preferred Stock, of which no shares are outstanding. The outstanding shares of St. Paul Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, there are no shares of St. Paul Stock authorized and reserved for issuance, St. Paul does not have any Rights issued or outstanding with respect to St. Paul Stock, and St. Paul does not have any commitment to authorize, issue or sell any St. Paul Stock or Rights, other than pursuant to this Agreement and the Stock Option Agreement. The number of shares of St. Paul Common Stock which are issuable upon exercise of each St. Paul Stock Option outstanding as of the date hereof and the exercise price per share are Previously Disclosed.

                  (c) Subsidiaries. (i)(A) St. Paul has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of St. Paul's Subsidiaries are or may become required to be issued (other than to St. Paul or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of St. Paul's Subsidiaries is or may become bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to St. Paul or its wholly-owned Subsidiaries),
         (E) there are no contracts, commitments, understandings, or arrangements relating to St. Paul's rights to vote or to dispose of such securities of its Subsidiaries and (F) all the equity securities of each St. Paul Subsidiary held by St. Paul or its Subsidiaries are fully paid and nonassessable and are owned by St. Paul or its Subsidiaries free and clear of any Liens.

                           (ii) Except for stock in the Federal Home Loan Bank
                  of Chicago and readily marketable securities, neither St. Paul nor any St. Paul Subsidiary owns beneficially any equity securities or similar interests of any Person, or any interest in a partnership, limited liability company, or joint venture of any kind, other than a St. Paul Subsidiary.

                           (iii) Each of St. Paul's Subsidiaries has been duly
                  organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (d) Corporate Power. Each of St. Paul and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and St. Paul has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby.

                  (e) Corporate Authority. Subject in the case of this Agreement to receipt of the requisite approval of this Agreement (including the agreement of merger set forth herein) by the holders of two-thirds of the outstanding shares of St. Paul Common Stock entitled to vote thereon (which is the only St. Paul stockholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized, deemed advisable and approved by all necessary corporate action of St. Paul and the St. Paul Board (by unanimous vote) on or prior to the date hereof. This Agreement is a valid and legally binding obligation of St. Paul, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority are required to be made or obtained by St. Paul or any of its Subsidiaries in connection with the execution, delivery or performance by St. Paul of this Agreement or the Stock Option Agreement or the consummation of the Company Merger or the Bank Merger except for (A) filings of applications or notices with Regulatory Authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of (and endorsement of, if required) certificates of merger and articles of combination with the Delaware Secretary, the Administrator and the OTS. As of the date hereof, St. Paul is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to receipt from Regulatory Authorities
                  of the regulatory approvals referred to in the preceding paragraph, and expiration of related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement (other than the Bank Merger) and the Stock Option Agreement and the consummation of the Company Merger and the exercise of rights under the Stock Option Agreement do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, license, indenture or instrument of St. Paul or of any of its Subsidiaries or to which St. Paul or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the St. Paul Certificate or the St. Paul By-Laws, (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, license, indenture or instrument or (D) result in any penalty payment relating to borrowed funds, advances or financial instruments; subject in the case of subparts A-C hereof to breaches, violations, defaults or rights of termination arising out of the consummation of the Company Merger that would not have a Material Adverse Effect, individually or in the aggregate, on St. Paul and the St. Paul Subsidiaries taken as a whole; and provided real property leases to which St. Paul is the successor in interest by virtue of the merger of Beverly Bancorporation, with and into St. Paul (the "Beverly Leases") shall not be taken into account, individually or in the aggregate, in determining whether the representations in this Section 5.03(f)(ii) have been breached.

                  (g) Financial Reports, SEC Documents, and Material Adverse Effect. (i) St. Paul's 1998 Form 10-K and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1998 under the Securities Act, or under
         Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, St. Paul's "SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of St. Paul and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of St. Paul and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

                           (ii) Except for liabilities incurred in connection
                  with negotiation of and compliance with this Agreement and otherwise in connection with the transactions contemplated hereby, since December 31, 1998 to the date hereof, St. Paul and its Subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice.

                           (iii) Since December 31, 1998, (A) St. Paul and its
                  Subsidiaries have to the date hereof conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and
                  (B) there has not occurred any event or circumstance that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), would constitute a Material Adverse Effect with respect to St. Paul.

                  (h) Litigation. No material litigation, claim or other proceeding before any Governmental Authority is pending against St. Paul or any of its Subsidiaries and, to St. Paul's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (i) Regulatory Matters. (i) Neither St. Paul nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions and trust companies (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the OTS, the Commissioner, the DOJ, and the FDIC) or the supervision or regulation of it or any of its Subsidiaries (collectively, the "Regulatory Authorities").

                           (ii) Neither St. Paul nor any of its Subsidiaries has
                  been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, or extraordinary supervisory letter.

                  (j) Compliance with Laws. Except for violations and acts of noncompliance that are not material to the business, assets, properties, operations or financial performance or condition of St. Paul or any of its Subsidiaries, each of St. Paul and its Subsidiaries:

                           (i) is in substantial compliance with all applicable
                  federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all permits, licenses, authorizations,
                  orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to St. Paul's knowledge, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

                           (iii) has received, since December 31, 1998, no
                  notification or communication from any Governmental Authority
                  (A) asserting that St. Paul or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to St. Paul's knowledge, do any grounds for any of the foregoing exist).

                  (k) Material Contracts; Real Estate Leases; Defaults. As of the date hereof, except for this Agreement, the Stock Option Agreement and those agreements and other documents filed as exhibits to its SEC Documents, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any material way the conduct of business by it or any of its Subsidiaries (it being understood that any non-compete or similar provision shall be deemed material). Each real estate lease (including White Hen Pantry Store ATMs but excluding other
         ATMs) that may require the consent of the lessor or its agent resulting from the Company Merger or the Bank Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in the St. Paul Disclosure
         Schedule identifying the section of the lease that contains such prohibition or restriction. Neither St. Paul nor any of its Subsidiaries is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) Brokers. No action has been taken by St. Paul that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid by St. Paul to Merrill Lynch & Co.

                  (m) Employee Benefit Plans. (i) St. Paul has Previously Disclosed a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all similar practices, policies and arrangements maintained by St. Paul or any of its Subsidiaries in which any employee or former employee, consultant or former consultant or director or former director of St. Paul or any of its Subsidiaries participates or to which any such employees, consultants or directors are a party other than plans and programs involving immaterial obligations (the "Compensation and Benefit Plans"). Except as expressly contemplated by a separate agreement entered into by St. Paul and COFI on the date hereof, neither St. Paul nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify, change or renew any existing Compensation and Benefit Plan.

                           (ii) Each Compensation and Benefit Plan has been
                  operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and St. Paul is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of St. Paul, threatened legal action, suit or claim relating to the Compensation and Benefit Plans (other than routine claims for benefits). Neither St. Paul nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject St. Paul or any of its Subsidiaries to a material tax or penalty imposed by either
                  Section 4975 of the Code
                  or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                           (iii) No material liability (other than for payment
                  of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by St. Paul or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with St. Paul under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of St. Paul, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to St. Paul's knowledge, no condition exists that presents a material risk that such proceedings will be instituted by the PBGC. To the knowledge of St. Paul, there is no pending investigation or enforcement action by the PBGC, DOL or IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate
                  Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither a material adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                           (iv) All material contributions required to be made
                  under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which St. Paul or any of its Subsidiaries is a party have been timely made or have been reflected on St. Paul's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of St. Paul, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and
                  (y) has taken any
                  action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                           (v) Neither St. Paul nor any of its Subsidiaries has
                  any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by St. Paul or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                           (vi) St. Paul and its Subsidiaries do not maintain
                  any Compensation and Benefit Plans covering foreign employees.

                           (vii) Except as expressly contemplated by a separate
                  agreement entered into by St. Paul and COFI on the date hereof, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any employee, consultant or director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                           (viii) Neither St. Paul nor any of its Subsidiaries
                  maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (ix) To the knowledge of St. Paul, as a result,
                  directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of COFI, St. Paul or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                           (x) There are no SARs, LSARs, shares of restricted
                  stock, performance shares or performance units (as such terms are defined in the St. Paul 1995 Incentive Plan) outstanding under the St. Paul Stock Plans and neither St. Paul nor any St. Paul Subsidiary has any commitment or obligation to make any awards thereof.

                           (xi) There are no phantom stock shares or awards outstanding.

                  (n) Labor Matters. Neither St. Paul nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is St. Paul or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel St. Paul or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to St. Paul's knowledge, threatened, nor is St. Paul aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (o) Takeover Laws; St. Paul Rights Agreement; Dissenters Rights. This Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are not subject to the requirements of any "moratorium," "control share", "fair price", "affiliate transactions", "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL ("Takeover Laws") applicable to St. Paul or any St. Paul Subsidiary. The provisions of Article 12 of the St. Paul Certificate do not apply to the entering into of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Company Merger. It has (i) duly approved an appropriate amendment to the St. Paul Rights Agreement and (ii) taken all other action necessary or appropriate so that the entering into of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the ability of any Person to exercise any Rights, as defined in the St. Paul Rights Agreement (the "St. Paul Rights"), or enable or require the St. Paul Rights to separate from the shares of St. Paul Common Stock to which they are attached or to be triggered or become exercisable. No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the St. Paul Rights Agreement) has occurred or will occur in connection with the entering into of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby. The holders of St. Paul Common Stock will not have dissenters' rights in connection with the Company Merger.

                  (p) Environmental Matters. To St. Paul's knowledge, neither the conduct nor operation of St. Paul or its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a violation of any Environmental Laws and to St. Paul's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any liability to St. Paul or any St. Paul Subsidiary under or by reason of any Environmental Laws or Materials of Environmental Concern. To St. Paul's knowledge, except for any notice for which, in St. Paul's reasonable judgment, there is no reasonable basis, neither St. Paul nor any of its

         Subsidiaries has received any notice from any person or entity that St. Paul or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law or relating to Materials of Environmental Concern, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of Materials of Environmental Concern at, on, beneath, or originating from any such property.

                  (q) Tax Matters. (i) (a) All Tax Returns that are required to be filed by or with respect to St. Paul or its Subsidiaries have been duly filed, or requests for extensions have been timely filed (or an extension is automatic) and any such extension has been granted and has not been rescinded, (b) all Taxes shown to be due on Tax Returns referred to in clause (a), if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on St. Paul=s most recent balance sheet provided to COFI, (c) the Tax Returns referred to in clause (a) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (d) all deficiencies asserted or assessments made as a result of such examinations have been paid in full or non-material amounts are being contested in good faith,
         (e) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (a) are currently pending, and (f) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of St. Paul or its Subsidiaries. St. Paul has made available to COFI true and correct copies of the United States federal income Tax Returns filed by St. Paul and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1998. Neither St. Paul nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by St. Paul's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in St. Paul's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither St. Paul nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                           (ii) No Tax is required to be withheld pursuant to
                  Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                           (iii) St. Paul and its Subsidiaries will not be
                  liable for any taxes as a result of the Company Merger.

                  (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for St. Paul's own account, or for the account of one or more of St. Paul's Subsidiaries or their customers (all of which are Previously Disclosed), were entered into (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of St. Paul or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither St. Paul nor its Subsidiaries, nor to St. Paul's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (s) Insurance. St. Paul has Previously Disclosed all of the material insurance policies, binders, or bonds maintained by St. Paul or its Subsidiaries. St. Paul and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of St. Paul reasonably has determined to be prudent in accordance with industry practices and in accordance in all material respects with all contractual obligations. All such insurance policies are in full force and effect; St. Paul and its Subsidiaries are not in material default thereunder; and all material claims thereunder have been filed in due and timely fashion.

                  (t) Accounting Treatment. As of the date hereof, St. Paul is aware of no reason why the Company Merger will fail to qualify for "pooling-of-interests" accounting treatment.

                  (u) Year 2000 Compliant. Neither St. Paul nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than "satisfactory" on any OTS Year 2000 Report of Examination. St. Paul has Previously Disclosed a complete and accurate copy of its plan for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements. Neither St. Paul nor any of its Subsidiaries, to the extent applicable, has received, or has reason to believe that it will receive, a rating of less than satisfactory on any Year 2000 examination by the Commissioner or any other applicable Governmental Authority of the State of Illinois. St. Paul and its Subsidiaries shall complete Year 2000 testing and certification in accordance with the requirements set forth in a separate letter from St. Paul to COFI of even date herewith.

                  (v) Governmental Reviews. No investigation or review by any Governmental Authority with respect to St. Paul or any St. Paul Subsidiary is pending or, to the knowledge of St. Paul, threatened, nor has any Governmental Authority indicated to St. Paul or any St.

         Paul Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

                  (w) Fairness Opinion. On the date of this Agreement, Merrill Lynch & Co. has provided to the St. Paul Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of St. Paul from a financial point of view.

                  (x) Compliance with Servicing Obligations. St. Paul and the St. Paul Subsidiaries are in compliance in all material respects with all contract, agency and investor requirements and guidelines, and all applicable laws, rules and regulations of Governmental Authorities, relating to the servicing and administration of loans by them, or any of them, including but not limited to, properly and timely making interest rate adjustments to adjustable rate loans.

         5.04 Representations and Warranties of COFI. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed (with COFI using its reasonable best efforts to disclose information in its Disclosure Schedule corresponding to the relevant paragraph below), COFI hereby represents and warrants to St. Paul as follows:

                  (a) Organization, Standing and Authority. COFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. COFI is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) COFI Stock. (i) As of the date hereof, the authorized capital stock of COFI consists solely of (A) 360,000,000 shares of COFI Common Stock, of which no more than 166,401,568 shares were outstanding, and zero shares were held in treasury, as of the day prior to the date hereof and (B) 20,000,000 shares of preferred stock, $0.01 par value per share, of which none were issued and outstanding on the date hereof. As of the date hereof, COFI does not have any Rights issued or outstanding with respect to COFI Common Stock and COFI does not have any commitment to authorize, issue or sell any COFI Common Stock or Rights, other than pursuant to (A) this Agreement, (B) outstanding stock options (and any mandatory future awards under stock option plans) that have been Previously Disclosed, (C) its dividend reinvestment plan on terms Previously Disclosed, and (D) the COFI Rights Agreement. The outstanding shares of COFI Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                           (ii) The shares of COFI Common Stock to be issued in
                  exchange for shares of St. Paul Common Stock in the Company Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (c) Subsidiaries. Each of COFI's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and COFI owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries.

                  (d) Corporate Power. Each of COFI and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of COFI and Charter Michigan has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, in the case of COFI, the Stock Option Agreement, and to consummate the transactions contemplated hereby and thereby.

         (e) Corporate Authority. Subject to the approval of the issuance of COFI Common Stock to be issued in the Company Merger by the holders of a majority of the outstanding COFI Common Stock in accordance with the NASDAQ or NYSE rules, whichever is applicable (which is the only COFI stockholder vote required thereon), this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized, deemed advisable and approved by all necessary corporate action of COFI and Charter Michigan and the COFI Board and the Charter Michigan Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of COFI and Charter Michigan, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors= rights or by general equity principles).

                  (f) Regulatory Filings; No Defaults. (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by COFI or any of its Subsidiaries in connection with the execution, delivery or performance by COFI or Charter Michigan of this Agreement or the consummation of the Company Merger or the Bank Merger except for
         (A) the filings referred to in Section 5.03(f)(i); (B) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of COFI Common Stock in the Company Merger; and (C) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, COFI is not aware of any reason why the approvals set forth in
         Section 7.01(b) will not be received in a timely manner without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to the satisfaction of the requirements
                  referred to in the preceding paragraph, and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the Company Merger do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, license, indenture or instrument of COFI or of any of its Subsidiaries or to which COFI or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of COFI or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, license, indenture or instrument.

                  (g) Financial Reports, SEC Documents; Material Adverse Effect, and Other Matters. (i) COFI's SEC Documents, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of COFI and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of COFI and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited financial statements.

                           (ii) Since December 31, 1998, (A) COFI and its
                  Subsidiaries have to the date hereof conducted their respective businesses and incurred their respective material liabilities in the ordinary and usual course consistent with past practice (excluding branch and deposit purchases and matters related to this Agreement and the transactions contemplated hereby) and (B) there has not occurred any event or circumstance that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), would constitute a Material Adverse Effect with respect to COFI.

                           (iii) As of the date of this Agreement, neither COFI
                  nor any of its Subsidiaries is in default in any material respect under any material contract (as defined in Section 5.03(k)) to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (h) Litigation; Regulatory Action. (i) No material litigation, claim or other proceeding before any Governmental Authority is pending against COFI or any of its Subsidiaries and, to COFI's knowledge, no such litigation, claim or other proceeding has been threatened.

                           (ii) Neither COFI nor any of its Subsidiaries or
                  properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter to, or extraordinary supervisory letter from a Regulatory Authority, nor has COFI or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or extraordinary, supervisory letter.

                  (ii) Compliance with Laws. Except for violations and acts of noncompliance that are not material to the business, assets, properties, operations or financial performance or condition of COFI or any of its Subsidiaries, each of COFI and its Subsidiaries:

                           (i) is in substantial compliance with all applicable
                  federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                           (ii) has all permits, licenses, authorizations,
                  orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement; and

                           (iii) has received, since December 31, 1998, no
                  notification or communication from any Governmental Authority
                  (A) asserting that COFI or any of its Subsidiaries is not in compliance in any material respect with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any material license, franchise, permit, or governmental authorization (nor, to COFI's knowledge, do any grounds for any of the foregoing exist).

                  (j) Brokers. No action has been taken by COFI that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid by COFI to Salomon Smith Barney.

                  (k) Takeover Laws. COFI has taken all action required to be taken by it in order to exempt this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any Takeover Laws applicable to COFI or Charter Michigan or their Subsidiaries.

                  (l) Environmental Matters. To COFI's knowledge, neither the conduct nor operation of COFI or its Subsidiaries nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, results or resulted in a violation of any Environmental Laws and to COFI's knowledge no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any liability to COFI or any COFI Subsidiary under or by reason of Environmental Laws or Materials of Environmental Concern. To COFI's knowledge, except for any notice for which, in COFI's reasonable judgment, there is no reasonable basis, neither COFI nor any of its Subsidiaries has received any notice from any person or entity that COFI or its Subsidiaries or the operation or condition of any property ever owned, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law or relating to Materials of Environmental Concern, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property.

                  (m) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to COFI or its Subsidiaries have been duly filed, or requests for extensions have been timely filed (or an extension is automatic) and any such extension has been granted and has not been rescinded, (ii) all Taxes shown to be due on Tax Returns referred to in clause (i) , if filed, and all Taxes required to be shown on the Tax Returns for which extensions have been granted have been paid in full or adequate provision has been made for such Taxes on COFI=s most recent balance sheet provided to St. Paul, (iii) the Tax Returns referred to in clause (i) that have been filed have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, or non-material amounts are being contested in good faith, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of COFI or its Subsidiaries.

         Neither COFI nor any of its Subsidiaries has any material liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by COFI's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in COFI's SEC Documents filed on or prior to the date hereof. As of the date hereof, neither COFI nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Company Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (n) Accounting Treatment. As of the date hereof, COFI is aware of no reason why the Company Merger will fail to qualify for "pooling-of-interests" accounting treatment.

                  (o) COFI Ownership of St. Paul Stock. Neither COFI nor any of its Subsidiaries either beneficially owns any shares of St. Paul Common Stock or, other than as contemplated by this Agreement and the Stock Option Agreement, has any option, warrant or right of any kind to acquire the beneficial ownership of any shares of St. Paul Common Stock.

                  (p) Year 2000. Neither COFI nor any of its Subsidiaries has received, or has reason to believe that it will receive, a rating of less than "satisfactory" on any OTS Year 2000 Report of Examination. COFI has Previously Disclosed a complete and accurate copy of its plan for addressing the issues set forth in the statements of the FFIEC dated May 5, 1997, entitled "Year 2000 Project Management Awareness," and December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," as such issues affect it and its Subsidiaries, and such plan is in material compliance with the schedule set forth in the FFIEC statements. COFI is in compliance with FFIEC guidelines in all material respects.

                  (q) Governmental Reviews. No investigation or review by any Governmental Authority with respect to COFI or any of its Subsidiary is pending or, to the knowledge of COFI, threatened, nor has any Governmental Authority indicated to COFI or any of its Subsidiary an intention to conduct the same, other than normal or routine regulatory examinations.

                  (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for COFI's own account, or for the account of one or more of COFI's Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and in all material respects in compliance with all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of COFI or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither COFI nor its Subsidiaries, nor to COFI's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (s) Fairness Opinion. On the date of this Agreement, Salomon Smith Barney has provided to the COFI Board a written fairness opinion to the effect that the Exchange Ratio is fair to the stockholders of COFI from a financial point of view.

                  (t) Employee Benefit Plans. Each employee benefit plan, program, policy or arrangement (including, but not limited to employee benefit plans (as defined in section 3(3) of ERISA) which COFI or any of its Subsidiaries maintain or contribute to for the benefit of their current or former employees complies and has been administered in form and in operation in all material respects with all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

                                   ARTICLE VI

                                    COVENANTS

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of St. Paul and COFI agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction and shall cooperate fully with the other party hereto to that end. Such reasonable best efforts shall include, without limitation, using reasonable best efforts to obtain all necessary consents, approvals or waivers from Regulatory Authorities necessary for the consummation of the Transaction and opposing vigorously any litigation or administrative proceeding or directive relating to this Agreement or the Transaction, including, promptly appealing any adverse court or agency order. Without limiting the generality of the foregoing, each of St. Paul and COFI agrees to use its reasonable best efforts to cause the Company Merger to be consummated on or before October 31, 1999.

         6.02 Stockholder Approvals. COFI and St. Paul agree to take, in accordance with applicable law or NASDAQ or NYSE rules, whichever is applicable, and their certificates of incorporation and by-laws, all action necessary to convene an appropriate meeting of their stockholders to consider and vote upon, in the case of St. Paul, the adoption of this Agreement and in the case of COFI to approve the issuance of COFI Common Stock to be issued in the Company Merger, and in each case any other matter required to be approved by such stockholders for consummation of the Company Merger (including any adjournment or postponement, the "COFI Meeting" or "St. Paul Meeting", whichever is applicable), in each case as promptly as practicable after the Registration Statement is declared effective. The COFI Board and the St. Paul Board shall each recommend such adoption or approval, and COFI and St. Paul shall take all reasonable, lawful action to solicit such adoption or approval by its stockholders; provided if either the St. Paul Board or COFI Board concludes by at least a two-thirds vote of its entire membership that such recommendation would result in a violation of its fiduciary duties to stockholders under applicable law (as determined in good faith after consultation with counsel) arising by virtue of St. Paul's receipt of a St. Paul Proposal or COFI's receipt of a COFI Proposal, whichever is applicable, then such Board will not be required to make such recommendations.

         6.03 Registration Statement. (a) COFI agrees to promptly prepare a registration statement on Form S-4 (the "Registration Statement") which, subject to compliance by St. Paul with Sections 6.03(b) and (c), will comply in all material respects with applicable federal securities laws to be filed by COFI with the SEC in connection with the issuance of COFI Common Stock in the Company Merger (including the joint proxy statement and prospectus and other proxy solicitation materials of COFI and St. Paul constituting a part thereof (the "Proxy Statement") and all related documents). St. Paul agrees to cooperate, and to cause its Subsidiaries to cooperate, with COFI, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that St. Paul and its Subsidiaries have cooperated as required above, COFI agrees to file the Registration Statement (or the form of the Proxy Statement) in preliminary form with the SEC as promptly as reasonably practicable and shall use reasonable best efforts to cause such filing to occur within 45 days after execution of this Agreement. If COFI files the Proxy Statement in preliminary form, it agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of St. Paul and COFI agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. COFI also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. St. Paul agrees to furnish to COFI all information concerning St. Paul, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of St. Paul and COFI agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the COFI Meeting or the St. Paul Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of St. Paul and COFI further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (c) COFI agrees to advise St. Paul, promptly after COFI receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of COFI Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  (d) Each of COFI and St. Paul, in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the matters to be considered and voted upon at the COFI Meeting and St. Paul Meeting.

         6.04 Press Releases. Each of St. Paul and COFI agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ or NYSE rules, whichever is applicable, and then only after making reasonable efforts to first consult with the other party.

         6.05 Access; Information. (a) Each of St. Paul and COFI agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party=s Representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it and its Subsidiaries as the other may reasonably request. St. Paul shall also permit COFI or its environmental consultant, at the sole expense of COFI, to conduct environmental audits, studies and tests on real property currently owned, leased or used by St. Paul or any of its Subsidiaries or upon which any of them have a Lien; provided however COFI shall not conduct any subsurface or phase II environmental assessments on any such property unless the phase I environmental assessment (or in the absence thereof based upon the advise of COFI's environmental consultant) indicates a reasonable basis for conducting further assessments, studies or testing. In the event any subsurface or phase II site assessments are conducted (which assessments shall be at COFI's sole expense), COFI shall indemnify St. Paul for all costs and expenses associated with returning the property to its previous condition. St. Paul shall provide copies to COFI of any phase I site assessments or other environmental reports in its or its Subsidiaries' possession or control with respect to any real property previously or currently owned, leased or used by St. Paul or any of its Subsidiaries or upon which any of them has a Lien. COFI shall not have the right to conduct a phase I or phase II assessment with respect to any real property upon which St. Paul or its Subsidiaries have a Lien.

                  (b) Each of St. Paul and COFI agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents, extracts thereof or notes, analyses, compilations, studies or other documents containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06 St. Paul Proposal. St. Paul agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any St. Paul Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than COFI with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to a St. Paul Proposal in existence on the date hereof. St. Paul shall promptly (within 24 hours) advise COFI following the receipt by St. Paul of any St. Paul Proposal and the substance thereof (including the identity of the person making such St. Paul Proposal), and advise COFI of any material developments with respect to such St. Paul Proposal immediately upon the occurrence thereof. Notwithstanding the foregoing, after receipt of a St. Paul Proposal and during the period prior to a St. Paul Meeting, St. Paul may provide information at the request of or enter into negotiations with a third party with respect thereto, if the fiduciary duties of the St. Paul Board would so require (as determined in good faith after consultation with legal counsel) under applicable law.

         6.07 Affiliate Agreements. (ai Not later than the 15th day prior to the mailing of the Proxy Statement, (i) COFI shall deliver to St. Paul a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the COFI Meeting, deemed to be an "affiliate" of COFI (each, a "COFI Affiliate") as that term is used in SEC Accounting Series Releases 130 and 135; and (ii) St. Paul shall deliver to COFI a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the St. Paul Meeting, deemed to be an "affiliate" of St. Paul (each, a "St. Paul Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

                  (b) Each of St. Paul and COFI shall use its respective reasonable best efforts to cause each person who may be deemed to be a St. Paul Affiliate or a COFI Affiliate, as the case may be, to execute and deliver to St. Paul and COFI on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit D or Exhibit E, respectively.

         6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement or the Stock Option Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement and the Stock Option Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09 Certain Policies. Prior to the Effective Date, St. Paul shall, and shall cause its Subsidiaries, but only to the extent consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and COFI, to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of COFI; provided, however, that St. Paul shall not be obligated to take any such action pursuant to this Section 6.09 unless and until COFI acknowledges that all conditions to its obligations to consummate the Company Merger have been satisfied or waived and certifies to St. Paul that COFI's representations and warranties, subject to
Section 5.02, are true and correct as of such date and that COFI is otherwise in material compliance with this Agreement and is prepared to consummate the Company Merger. St. Paul's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09.

         6.10 Listing. COFI agrees to use its best efforts to list, prior to the Effective Time, on the NASDAQ or NYSE, whichever is applicable, subject to official notice of issuance, the shares of COFI Common Stock to be issued to the holders of St. Paul Common Stock in the Company Merger.

         6.11 Regulatory Applications. (a) COFI and St. Paul and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to promptly prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement and shall use reasonable best efforts to file within 45 days of the date hereof, the applications necessary to obtain the permits, consents, approvals and authorizations of all Regulatory Authorities necessary to consummate the Transaction. Each of COFI and St. Paul shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.12    Officers' and Directors' Insurance; Indemnification.

                  (a) For six years after the Effective Time COFI shall maintain officers' and directors' liability insurance covering the persons who are presently covered by St. Paul's current officers' and directors' liability insurance policy with respect to actions, omissions, events, matters or circumstances occurring at or prior to the Effective Time, on terms which are at least as favorable as the terms of said current policy, provided that it shall not be required to expend in the aggregate during the coverage period more than an amount equal to 300% of the annual premium most recently paid by St. Paul (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and further provided that if COFI is unable to maintain or obtain the insurance called for by this Section 6.12(a), COFI shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of St. Paul or any of its Subsidiaries may be required to make application and provide customary representations and warranties to COFI's insurance carrier for the purpose of obtaining such insurance.

                  (b) From and after the Effective Time, COFI shall, and shall cause its Subsidiaries to, maintain and preserve the rights to indemnification of officers and directors provided for in the Certificate of Incorporation or other charter document (a "Charter") and By-Laws of St. Paul and each of its Subsidiaries as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or Regulatory Authorities.

                  (c) In addition to and without limitation of the rights set forth in Section 6.12(b), from and after the Effective Time, COFI shall to the fullest extent permitted under applicable law indemnify and hold harmless each present and former director and officer of St. Paul (collectively, the "Indemnified Parties") against any and all costs, expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any act, omission, event, matter or circumstance occurring or existing prior to or at the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by this Agreement), and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) (i) COFI shall advance expenses to each such Indemnified Party to the fullest extent permitted by law, including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such Indemnified Party or multiple Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between Indemnified Parties in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to COFI, promptly after statements therefor are received and (ii) COFI will cooperate in the defense of any such matter.

                  (d) Any determination required to be made with respect to whether an Indemnified Party=s conduct complies with the standards for or prerequisites to indemnification set forth under the DGCL, or the Charter and By-Law provisions referred to in Section 6.12(b), shall be made by independent counsel selected by COFI (which shall not be counsel that provides any services to COFI or any of its Subsidiaries) and reasonably acceptable to the Indemnified Party, and COFI shall pay such counsel's fees and expenses.

                  (e) This Section 6.12 shall survive the Effective Time, is intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce this Section against COFI), and shall be binding on all successors and assigns of COFI.

                  (f) In the event COFI or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other Persons, then, and in each such case, proper provision shall be made so that the successors and assigns of COFI, assume, and are jointly and severally liable with COFI with respect to, the obligations set forth in this Section 6.12.

                  (g) COFI shall pay all expenses (including attorneys' fees) that may be reasonably incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.12 if the Indemnified Party is successful in whole or any material part or if any dispute relating thereto is settled or compromised.

         6.13     Benefit Plans.

                  (a) At the Effective Time, COFI or a COFI Subsidiary shall be substituted for St. Paul or a St. Paul Subsidiary as the sponsoring employer under those employee benefit and welfare plans with respect to which St. Paul or any of its Subsidiaries is a sponsoring employer, and any other employee benefit programs, policies, agreements and arrangements in each case as Previously Disclosed and in effect immediately prior to the Effective Time (collectively, the "St. Paul Arrangements") subject to the terms of any separate agreement entered into by COFI and St. Paul on the date hereof and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in St. Paul or the applicable St. Paul Subsidiary with respect to each such St. Paul Arrangement. Except as expressly contemplated by a separate agreement entered into by St. Paul and COFI on the date hereof or as otherwise covered under the St. Paul Arrangements, each such St. Paul Arrangement shall be continued in effect by COFI or any applicable COFI Subsidiary after the Effective Time without a termination or discontinuance thereof as a result of the Company Merger or the Bank Merger, subject to the power reserved to COFI or any applicable COFI Subsidiary under each such St. Paul Arrangement to subsequently amend or terminate the St. Paul Arrangement, which amendments or terminations shall comply with applicable law. Notwithstanding the preceding sentence, COFI agrees that, for periods prior to January 1, 2000, it shall not make any adverse changes to the contribution formula as in effect on the date hereof under the St. Paul Employees' Pension Plan. St. Paul, each St. Paul Subsidiary, and COFI will use all reasonable efforts (i) to effect said substitutions and assumptions, and such other actions contemplated under this Agreement, and (ii) to amend such St. Paul Arrangements as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

                  (b) Any separate agreement entered into by St. Paul and COFI on the date hereof relating to employee or director benefits is incorporated herein by reference and shall be deemed a part of this Agreement.

         6.14 Notification of Certain Matters. Each of St. Paul and COFI shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, (ii) would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein as of the date of this Agreement or (iii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein arising from events or circumstances after the date of this Agreement or otherwise.

         6.15 Directors. (i) At the Effective Time, COFI agrees to cause Joseph
C. Scully and Patrick J. Agnew to be elected to the COFI Board, and to the Board of Directors of Charter One Bank, in each case for a term expiring in April 2002 unless such individual does not qualify to serve under guidelines of applicable Regulatory Authorities.

         6.16 Advisory Board Membership. At the Effective Time, each member of the St. Paul Board (other than Joseph C. Scully and Patrick J. Agnew) shall be offered the opportunity to become a member of the Illinois advisory board to be established by COFI for a three year term, which advisory board shall advise COFI with respect to the geographic areas in which St. Paul Bank operates as of the date hereof; provided, however, any person serving on such advisory board who subsequently becomes a director of COFI or any COFI Subsidiary shall cease to be a member of the advisory board on the date that he or she commences serving as a director of COFI or any COFI Subsidiary.

         6.17 COFI Fee. (a) If (i) the St. Paul Board shall have failed to unanimously recommend adoption of this Agreement to the St. Paul stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of COFI, (ii) St. Paul shall be in material and willful breach of any of its covenants contained in this Agreement such that COFI shall be entitled to terminate this Agreement pursuant to Section 8.01(b), or (iii) the stockholders of St. Paul do not adopt this Agreement at the St. Paul Meeting, in each case after there has been proposed by a third party a St. Paul Acquisition Transaction (the "St. Paul Proposal"), then except as provided in Section 6.17(b), upon termination of this Agreement St. Paul shall pay COFI a fee of $45 million. In addition, the $45 million fee shall be payable by St. Paul to COFI upon a termination of this Agreement by St. Paul pursuant to Section 8.01(g). No fee shall be payable pursuant to this Section 6.17(a) if either (x) COFI has acquired any shares pursuant to the exercise of its Option (as defined in the Stock Option Agreement), St. Paul has repurchased the Option pursuant to the Stock Option Agreement or St. Paul has paid COFI the Surrender Price (as defined in the Stock Option Agreement) pursuant to the Stock Option Agreement or (y) COFI refuses to execute and deliver a written release of all of COFI's rights under the Stock Option Agreement against delivery and payment of the $45 million fee set forth above. Any payment made pursuant to this Section 6.17(a) shall be made in immediately available funds upon demand.

                  (b) The fee provided for in Section 6.17(a) shall not be payable if St. Paul has terminated, or has the right to terminate, this Agreement pursuant to Section 8.01(b), 8.01(d)(i), 8.01(d)(ii) as a result of the COFI stockholders failing to approve the issuance of COFI Common Stock to be issued in the Company Merger at the COFI Meeting or 8.01(e).

                  For purposes of the foregoing, "St. Paul Acquisition Transaction" shall have the same meaning as the term "Acquisition Transaction" in the Stock Option Agreement except that the percentage referred to in clause (z) of the second sentence of Section 2(b)(i) thereof shall be 25%.

         6.18 St. Paul Fee. (a) If (i) the COFI Board shall have failed to unanimously recommend to the COFI stockholders approval of the issuance of COFI Common Stock to be issued in the Company Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of St. Paul, (ii) COFI shall be in material and willful breach of any of its covenants contained in this Agreement such that St. Paul shall be entitled to terminate this Agreement pursuant to Section 8.01(b), or (iii) the stockholders of COFI do not approve the issuance of the COFI Common Stock to be issued in the Company Merger at the COFI Meeting, in each case after there has been proposed by a third party a COFI Acquisition Transaction (the "COFI Proposal"), then except as provided in Section 6.18(b), upon termination of this Agreement COFI shall pay St. Paul a fee of $45 million. Any payment made pursuant to this Section 6.18(a) shall be made in immediately available funds upon demand.

                  (b) The fee provided for in Section 6.18(a) shall not be payable if COFI has terminated, or has the right to terminate, this Agreement pursuant to Section 8.01(b), 8.01(d)(i), 8.01(d)(ii) as a result of the St. Paul stockholders failing to adopt this Agreement at the St. Paul Meeting or 8.01(e).

         For purposes of the foregoing, "COFI Acquisition Transaction" shall have the same meaning as the term St. Paul Acquisition Transaction as such term is defined for purposes of Section 6.17, except that COFI shall be substituted for St. Paul as the target of such acquisition transaction.

                                   ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE COMPANY MERGER

         7.01 Conditions to Each Party's Obligation to Effect the Company Merger. The respective obligation of each of COFI and St. Paul to consummate the Company Merger is subject to the fulfillment or written waiver by COFI and St. Paul prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approvals. This Agreement shall have been duly adopted by the requisite vote of the stockholders of St. Paul under the DGCL and the St. Paul Certificate and the issuance of COFI Common Stock as contemplated by this Agreement shall have been approved by the requisite vote of the COFI stockholders under NASDAQ or NYSE rules, whichever is applicable.

                  (b) Regulatory Approvals. All regulatory approvals required to consummate the Company Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the COFI Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on COFI and its Subsidiaries taken as a whole or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the

         COFI Board reasonably determines would either before or after the Effective Time be unduly burdensome.

                  (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Company Merger.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of COFI Common Stock to be issued in the Company Merger shall have been received and be in full force and effect.

                  (f) Listing. The shares of COFI Common Stock to be issued in the Company Merger shall have been approved for listing on the NASDAQ or NYSE, whichever is applicable, subject to official notice of issuance.

                  (g) Permits, Authorizations. Each of COFI and St. Paul shall have obtained all permits, authorizations, waivers, approvals and consents (other than the Beverly Leases) required for the lawful consummation of the Company Merger, unless the failure to obtain such permits, authorizations, waivers, approvals and consents is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on COFI and its Subsidiaries or St. Paul and its Subsidiaries.

         7.02 Conditions to Obligation of St. Paul. The obligation of St. Paul and its Subsidiaries to consummate the Company Merger is also subject to the fulfillment or written waiver by St. Paul prior to the Effective Time of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of COFI set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) with respect to any information provided by COFI pursuant to Section 6.14(iii) or discovered by St. Paul relating to (A) the Specified Representations or (B)
Section 5.04 (g)(i), (h)(i), (h)(ii) other than relating to Year 2000 compliant matters or (i)(iii) other than relating to Year 2000 compliant matters, in each case, on account of events arising after the date of this Agreement, the representations and warranties in (x) the Specified Representations and (y) Sections 5.04 (g)(i), (h)(i), (h)(ii) other than relating to Year 2000 compliant matters and (i)(iii) other than relating to Year 2000 compliant matters shall be deemed true and correct as of the Effective Date unless such information individually or taken together with other facts, events and circumstances has resulted in or is reasonably likely to result in a Material Adverse Effect on COFI), and St. Paul shall have received a certificate, dated the Effective Date, signed on behalf of COFI by the Chief Executive Officer and the Chief Financial Officer of COFI to such effect.

                  (b) Performance of Obligations of COFI. COFI and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and St. Paul shall have received a certificate, dated the Effective Date, signed on behalf of COFI by the Chief Executive Officer and the Chief Financial Officer of COFI to such effect.

                  (c) Opinion of St. Paul's Counsel. St. Paul shall have received an opinion of Mayer, Brown & Platt, counsel to St. Paul, dated the date of or shortly prior to the first mailing of the Proxy Statement and the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Company Merger constitutes a Areorganization@ within the meaning of
         Section 368 of the Code and (ii) no gain or loss will be recognized by stockholders of St. Paul who receive shares of COFI Common Stock in exchange for shares of St. Paul Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, Mayer, Brown & Platt may require and rely upon representations contained in letters from St. Paul, COFI and others.

         7.03 Conditions to Obligation of COFI. The obligation of COFI and its Subsidiaries to consummate the Company Merger is also subject to the fulfillment or written waiver by COFI prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of St. Paul set forth in this Agreement shall be true and correct in all material respects, subject in the case of Specified Representations to the standard set forth in Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that (i) representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date and (ii) with respect to any information provided by St. Paul pursuant to
         Section 6.14(iii) or discovered by COFI relating to (A) the Specified Representations or (B) Section 5.03(g)(i), (h), (i) other than relating to Year 2000 compliant matters or (j)(iii) other than relating to Year 2000 compliant matters, in each case, on account of events arising after the date of this Agreement, the representations and warranties in
         (x) the Specified Representations and (y) Sections 5.03(g)(i), (h), (i) other than relating to Year 2000 compliant matters and (j)(iii) other than relating to Year 2000 compliant matters shall be deemed true and correct as of the Effective Date unless such information individually or taken together with other facts, events and circumstances has resulted in or is reasonably likely to result in a Material Adverse Effect on St. Paul) and COFI shall have received a certificate, dated the Effective Date, signed on behalf of St. Paul by the Chief Executive Officer and the Chief Financial Officer of St. Paul to such effect.

                  (b) Performance of Obligations of St. Paul. St. Paul and its Subsidiaries shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and COFI shall have received a certificate, dated the Effective Date, signed on behalf of St. Paul by the Chief Executive Officer and the Chief Financial Officer of St. Paul to such effect.

                  (c) Opinion of COFI's Counsel. COFI shall have received an opinion of Silver, Freedman & Taff, special counsel to COFI, dated the date of or shortly prior to the first mailing of the Proxy Statement and the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Company Merger constitutes a reorganization under Section 368 of the Code. In rendering its opinion, Silver, Freedman & Taff may require and rely upon representations contained in letters from COFI, St. Paul and others.

                  (d) Accounting Treatment. COFI shall have received from each of Ernst & Young LLP, St. Paul's independent auditors, and Deloitte & Touche, LLP, COFI's independent auditors, letters, dated the date of or shortly prior to the Effective Time.

                                  ARTICLE VIII

                                   TERMINATION

         8.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

                  (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of COFI and St. Paul, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) Breach. At any time prior to the Effective Time, by COFI or St. Paul, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either:
         (i) a breach by the other party of any representation or warranty contained herein, which breach would cause the condition in Section 7.02(a) or 7.03(a), as applicable, to not be satisfied and which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party in any material respect of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

                  (c) Delay. At any time prior to the Effective Time, by COFI or St. Paul, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Company Merger is not consummated by February 28, 2000, except to the extent that the failure of the Company Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) No Approval. By St. Paul or COFI, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Company Merger shall have been denied by final nonappealable action of such Governmental Authority or (ii) any stockholder approval required by Section 7.01(a) herein is not obtained at the St. Paul Meeting or the COFI Meeting.

                  (e) Failure to Recommend, Etc. At any time prior to the St. Paul Meeting, by COFI if the St. Paul Board shall have failed to unanimously recommend adoption of this Agreement to the St. Paul stockholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of COFI; or at any time prior to the COFI Meeting, by St. Paul, if the COFI Board shall have failed to unanimously recommend to the COFI stockholders approval of the issuance of COFI Common Stock to be issued pursuant to the Company Merger, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of St. Paul.

                  (f) Possible Adjustment. By St. Paul, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date (or such shorter period of time from the Determination Date to the Effective Date as contemplated by Section 2.03(i)), if both of the following conditions are satisfied:

                          (i)           the Average Closing Price shall be less
                                 than the product of 0.825 and the Starting
                                 Price; and

                          (ii)          (A) the number obtained by dividing the
                                 Average Closing Price by the Starting Price
                                 (such number being referred to herein as the "COFI Ratio") shall be less than (B) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.175 from the quotient in this clause (ii)(B) (such number being referred to herein as the "Index Ratio");

         subject, however, to the following three sentences. If St. Paul elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice thereof to COFI; provided, that such notice of election to terminate may be withdrawn at any time within the above stated period. During the five-day period commencing with its receipt of such notice, COFI shall have the option of adjusting the Exchange Ratio to equal the lesser of (x) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.825, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (y) a number equal to a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the COFI Ratio. If COFI so elects, within such five-day period, it shall give prompt written notice to St. Paul of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(f) and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified and except that the Effective Date shall occur on the later of the Effective Date as determined pursuant to
         Section 2.03(i) or (ii) or on the fifth business day after COFI=s election as provided in the immediately preceding sentence, and any references in this Agreement to AExchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this
         Section 8.01(f).

         For purposes of this Section 8.01(f), the following terms shall have the meanings indicated:

              "Average Closing Price" means the average of the daily last sale prices of COFI Common Stock as reported on NASDAQ or NYSE, whichever is applicable (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten consecutive full trading days in which such shares are traded on NASDAQ or NYSE, whichever is applicable, ending at the close of trading on the Determination Date.

              "Determination Date" means the day that is the latest of (i) the day of expiration of the last waiting period with respect to any approval of any Governmental Authority required for consummation of the Company Merger, (ii) the day on which the last of such approvals is obtained, and (iii) the day on which the last of the required stockholder approvals has been received.

              "Index Group" means the 16 financial institutions and financial institution holding companies listed below, the common stock of all which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company (a) to be acquired or for such company to acquire another company or companies in a transaction with a value exceeding 25% of the acquiror=s market capitalization as of the Starting Date or (b) to convert from a mutual holding company to a stock form of organization. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 16 financial institutions and financial institution holding companies and the weights attributed to them are as follows:

Holding Company                                    Weighting
---------------                                    ---------

Huntington Bancshares Incorporated                    14.56%

Summit Bancorp                                        11.97%

North Fork Bancorporation, Inc.                        9.75%

Marshall & Ilsley Corporation                          7.23%

Dime Bancorp, Incorporated                             7.71%

Peoples Heritage Financial Group, Inc.                 7.21%

Old Kent Financial Corporation                         7.15%

GreenPoint Financial Corporation                       7.55%

TCF Financial Corporation                              5.83%

Commercial Federal Corporation                         4.22%

Golden West Financial Corporation                      3.90%

Washington Federal, Inc.                               3.87%

Astoria Financial Corporation                          3.83%

Webster Financial Corporation                          2.49%

Bank United Corporation                                2.19%

M&T Bank Corporation                                   0.54%

Total                                                100.00%


         "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

              "Starting Date" means May 14, 1999.

              "Starting Price" shall mean $30.28.

              If any company belonging to the Index Group or COFI declares or effects a stock split, stock dividend, recapitalization, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or COFI shall be appropriately adjusted for the purposes of applying this
         Section 8.01(f).

              (g) St. Paul Proposal. Provided that St. Paul is not in breach of
         Section 6.02 or 6.06 of this Agreement, by St. Paul, if its Board of Directors so determines by at least a two-thirds vote of the members of its entire Board, to allow St. Paul to enter into an agreement in respect of a St. Paul Proposal which provides more favorable consideration to St. Paul=s stockholders from a financial point of view than the consideration to be received by such stockholders in the Company Merger.

         8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Company Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in
Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Provided, however, if a party pursues its rights under Section 6.17 or 6.18, whichever is applicable, then such party shall not be entitled to any other relief. Conversely, if a party pursues a remedy pursuant to this Section 8.02, then it shall waive its rights under Section 6.17 or 6.18, whichever is applicable. Provided, further, that nothing contained herein shall diminish the rights of COFI under the Stock Option Agreement which may be separately exercised and enforced pursuant to the terms and provisions thereof.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than the agreements and covenants contained in Section 6.12, 6.13, 6.15, 6.16 and this
Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.05(b), 6.17, 6.18, 8.02 and this Article IX which shall survive such termination).

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the St. Paul Meeting, the consideration to be received by the St. Paul stockholders for each share of St. Paul Common Stock shall not thereby be decreased.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the MBCA are applicable).

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC fees shall be shared equally between St. Paul and COFI.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to St. Paul, to:
                            St. Paul Bancorp, Inc.
                            6700 West North Avenue
                            Chicago, Illinois 60707

                            Attention: Joseph C. Scully, Chief Executive Officer
                                                         and
                                       Clifford Sladnick, General Counsel

        With a copy to:

                            Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603

                            Attention: Stuart Litwin

        If to COFI or Charter Michigan, to:

                            Charter One Financial, Inc.
                            1215 Superior Avenue
                            Cleveland, Ohio

                            Attention: Charles J. Koch, Chief Executive Officer
                                                         and
                                       Robert J. Vana, Chief Corporate Counsel

     With a copy to:

                           Silver, Freedman & Taff LLP
                           1100 New York Avenue, N.W.
                           7th Floor East
                           Washington, D.C.  20005

                           Attention: Barry Taff

         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Stock Option Agreement, the Confidentiality Agreement dated April 13, 1999 between St. Paul and COFI and any agreement entered into between St. Paul and COFI on the date hereof represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than the Stock Option Agreement and any agreement entered into between St. Paul and COFI on the date hereof). Except for
Section 6.12, 6.13, 6.15 and 6.16, nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require St. Paul, COFI or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.


                                 *     *     *

         The parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                        ST.  PAUL BANCORP, INC.


                                        By /s/ Joseph C. Scully
                                           -------------------------------------
                                            Name:    Joseph C.  Scully
                                            Title:   Chairman of the Board
                                                     and Chief Executive Officer

                                        CHARTER ONE FINANCIAL, INC.


                                        By /s/ Charles J. Koch
                                           -------------------------------------
                                            Name:    Charles J. Koch
                                            Title:   Chairman of the Board and
                                                     Chief Executive Officer

                                        CHARTER MICHIGAN BANCORP, INC.


                                        By /s/ Charles J. Koch
                                           -------------------------------------
                                            Name:    Charles J. Koch
                                            Title:   Chairman of the Board and
                                                     Chief Executive Officer

                                                                       EXHIBIT A




                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated as of May 17, 1999, between Charter One Financial, Inc., a Delaware corporation ("Grantee"), and St. Paul Bancorp, Inc., a Delaware corporation ("Issuer").

                              W I T N E S S E T H:

      WHEREAS, Grantee, Charter Michigan Bancorp, Inc. and Issuer have entered into an Agreement and Plan of Merger (the "Merger Agreement") on even date herewith;

      WHEREAS, as an inducement to the willingness of Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined); and

      WHEREAS, the Board of Directors of Issuer has approved the grant of the Option and the Merger Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 4,384,730 fully paid and nonassessable shares of the common stock, par value $0.01 per share, of Issuer ("Common Stock") at a price per share equal to the average of last reported sale prices per share of Common Stock as reported on the NASDAQ National Market on May 13 and 14, 1999; provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than shares of Common Stock issued pursuant to stock options granted pursuant to any employee benefit plan prior to the date hereof) at a price less than such average price per share (as adjusted pursuant to subsection
(b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided, further, that in no event shall the number of shares for which this Option is exercisable exceed 11% of the issued and outstanding shares of Common Stock immediately prior to such exercise without giving effect to any shares subject or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

      (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 11% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue shares in breach of any provision of the Merger Agreement.

      2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within six (6) months following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time of the Company Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 8.01(b) or Section 8.01(e) of the Merger Agreement (each, a "Listed Termination"); (iii) the passage of fifteen (15) months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or a Listed Termination or (iv) the date on which the stockholders of the Grantee shall have voted and failed to approve the issuance of Grantee common stock to be issued in the Company Merger (unless (A) Issuer shall then be in material breach of its covenants or agreements contained in the Merger Agreement or (B) on or prior to such date, the stockholders of Issuer shall have also voted and failed to approve and adopt the Merger Agreement). The term "Holder" shall mean the holder or holders of the Option. Notwithstanding anything to the contrary contained herein, (i) the Option may not be exercised at any time when Grantee shall be in material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof as a result of a material breach and (ii) this Agreement shall automatically terminate upon (x) the proper termination of the Merger Agreement by Issuer pursuant to Section 8.01(b)(ii) thereof as a result of the material breach by Grantee of its covenants or agreements contained in the Merger Agreement or by Issuer or Grantee pursuant to Section 8.01(d)(i) or (y) the acceptance by the Grantee of the $45 million fee from Issuer pursuant to Section 6.17(a) of the Merger Agreement.

      (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

          (i) Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction other than the Company Merger. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary (other than mergers, consolidations or similar transactions (i) involving solely Issuer and/or one or more wholly-owned (except for directors' qualifying shares and a de minimis number of other shares) Subsidiaries of the Issuer, provided, any such transaction is not entered into in violation of the terms of the Merger Agreement or (ii) in which the stockholders of Issuer immediately prior to the completion of such transaction own at least 50% of the Common Stock of the Issuer (or the resulting or surviving entity in such transaction) immediately after completion of such transaction, provided any such transaction is not entered into in violation of the terms of the Merger Agreement), (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of Issuer or any Issuer Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

          (ii) Any person other than the Grantee or any Grantee Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (iii) The stockholders of Issuer shall have voted and failed to adopt the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any of its Subsidiaries) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) (x) The Issuer Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement,
      (y) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or (z) Issuer shall have provided information to or engaged in negotiations or discussions with a third party relating to a possible Acquisition Transaction.

          (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its stockholders to engage in an Acquisition Transaction and such proposal shall have been publicly announced;

          (vi) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

          (vii) Issuer shall have willfully breached any covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both); or

          (viii) Any person other than Grantee or any Grantee Subsidiary other than in connection with a transaction to which Grantee has given its prior written consent shall have filed an application or notice with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank or thrift regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

      (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) of the second sentence thereof shall be 25%.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

      (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

          "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

      (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal thrift or banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

      4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5.

      (a) In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 11% of the number of shares of Common Stock issued and outstanding immediately prior to such issuance.

      (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

      6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within twelve (12) months (or such later period as provided in Section
10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty-four (24) months.

Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

      7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

      (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

      (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

          (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

          (ii) the consummation of any Acquisition Transaction described in
      Section 2(b)(i) hereof, except that the percentage referred to in clause
      (z) shall be 50%.

      8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or the Issuer Subsidiary's assets or deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either
(x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

      (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer),
      (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) the Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's assets or deposits (or the assets or deposits of the Issuer Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute

Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

      (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 11% of the shares of Substitute Common Stock outstanding immediately prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 11% of the shares of Substitute Common Stock outstanding immediately prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

      (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

      (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective rights to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

      (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five (5) business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its reasonable best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and
(ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30-day period.

      10. The 30-day, 6-month, 12-month, 18-month or 24-month periods for exercise of certain rights under Sections 2, 6, 7, 9, 12 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

      11. Issuer hereby represents and warrants to Grantee as follows:

      (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board prior to the date hereof and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

      (b) This Agreement, and the transactions contemplated hereby are not subject to the requirements of any "moratorium," "control share", "fair price", "affiliate transactions", "business combination" or other antitakeover laws and regulations of any state. applicable to Issuer. The provisions of Article 12 of Issuer's certificate of incorporation do not apply to the entering into of this Agreement and the transactions contemplated hereby. Issuer has (i) duly approved an appropriate amendment to its Rights Agreement and (ii) taken all other action necessary or appropriate so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the ability of any Person to exercise any Rights, as defined in its Rights Agreement, or enable or require any such Rights to separate from the shares of Common Stock to which they are attached or to be triggered or become exercisable.

      (c) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      12. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board or other applicable regulatory authority has approved an application by Grantee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board or other applicable regulatory authority.

      13. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA, to the extent required, for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

      14. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $45 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to Issuer, or (d) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed $45 million after taking into account the foregoing actions.

      (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $45 million; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

      (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

      (d) As used herein, the term 'Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

      15. (a) Grantee may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price; provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to $45 million (i) plus, if applicable, Grantee's purchase price with respect to any Option Shares and (ii) minus, if applicable, the excess of (A) the net cash amounts, if any, received by Grantee pursuant to the arms' length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (B) Grantee's purchase price of such Option Shares.

      (b) Grantee may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) accept the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

      (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (c) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and
(ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 15).

      16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith both parties waive the posting of any bond or similar requirement.

      17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

      18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

      19. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof (except to the extent that mandatory provisions of Federal law are applicable).

      20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

      Each of the parties has caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the date first above written.

                                        ST.  PAUL BANCORP, INC.



                                        By
                                           -------------------------------------
                                           Name:   Joseph C.  Scully
                                           Title:  Chief Executive Officer

                                        CHARTER ONE FINANCIAL, INC.



                                        By
                                           -------------------------------------
                                           Name:   Charles J.  Koch
                                           Title:  Chief Executive Officer

                                                                       EXHIBIT B

                            FORM OF SUPPORT AGREEMENT



                                  May 17, 1999


Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Dear Sirs:

         The undersigned understands that Charter One Financial, Inc. ("COFI"), Charter Michigan Bancorp Inc., a wholly owned subsidiary of COFI ("Charter M.B.") and St. Paul Bancorp, Inc. ("St. Paul") are entering into an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 17, 1999 providing for, among other things, the merger of St. Paul into Charter M.B. (the "Company Merger"), in which the outstanding shares of common stock of St. Paul will be exchanged for common stock of COFI and fractional share interests.

         The undersigned is a stockholder of St. Paul and is entering into this agreement solely in his capacity as a stockholder of St. Paul (and not in his capacity as a director or officer of St. Paul) to induce COFI to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

         The undersigned confirms his or her agreement with COFI as follows:

         1. The undersigned represents and warrants that he or she is the record or beneficial owner of the shares of common stock of St. Paul listed on Schedule I hereto (the "Shares"), free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind.

         2. Except as required by law or with the prior consent of COFI, the undersigned agrees that prior to the termination of this agreement the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereunto or any voting rights with respect thereto, other than pursuant to the Company Merger; provided, however, that nothing herein shall prohibit any such transfer or disposition to or for the benefit of any relative of the undersigned or any estate, company, trust, foundation or partnership controlled or held for the benefit of the undersigned or any relative or heir of the undersigned that agrees to be bound by the terms of this agreement.

         3. The undersigned agrees that all of the Shares, will be voted by the undersigned in

Charter One Financial, Inc.
May 17, 1999
Page 2


favor of the adoption of the Merger Agreement.

         4. The undersigned agrees to, and will cause any company, trust or other entity (other than St. Paul and its subsidiaries) controlled by the undersigned to, cooperate fully with COFI in connection with the Merger Agreement and the transactions contemplated thereby. The undersigned agrees that the undersigned will not, and will not permit any such company, trust or other entity (other than St. Paul and its subsidiaries) to, directly or indirectly, (including through its officers, directors, employees or other representatives) solicit or encourage any inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any third party, relating to any acquisition, purchase of all or a substantial portion of the assets of, or any equity interest in, St. Paul or a St. Paul subsidiary (an "Acquisition Proposal"); provided, however, that nothing herein shall be deemed to limit the undersigned in his or her capacity as a director or officer of St. Paul or any of its subsidiaries.

         5. The undersigned represents and warrants to COFI that (i) the undersigned has all necessary power and authority to enter into this agreement and (ii) this agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

         6. This agreement shall automatically terminate (i) upon the mutual agreement of the parties hereto, (ii) upon termination of the Merger Agreement in accordance with its terms, (iii) at the Effective Time (as defined in the Merger Agreement) or (iv) upon the exercise by COFI of the Option (as defined in the Stock Option Agreement dated as of May 17, 1999 between COFI and St. Paul).

         7. This agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and COFI.

         8. This agreement only applies to the Shares and not to any other common stock of St. Paul owned of record or beneficially by the undersigned or otherwise controlled by the undersigned. The Shares under this agreement together with the Shares under all other support agreements executed by other directors of St. Paul are limited in the aggregate to 4.9% of the issued and outstanding common stock of St. Paul.

         9. This agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

         10. The parties agree that if any provision of this agreement shall under any circumstances be deemed invalid or inoperative, this agreement shall be construed with the invalid

Charter One Financial, Inc.
May 17, 1999
Page 3

or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

         11. This agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         12. The validity, construction, enforcement and effect of this agreement shall be governed by the internal laws of the State of Delaware.

         13. This agreement shall inure to the benefit of COFI and its successors, and shall be binding upon and inure to the benefit of the undersigned and his successors, permitted transferees, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This agreement shall survive the death or incapacity of the undersigned.

         14. Nothing in this agreement shall be construed to give COFI any rights to exercise or direct the exercise of voting power as owner of the Shares, either beneficially or otherwise, for any purpose.

         15. The undersigned agrees that in the event of his breach of this agreement COFI shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate COFI for a violation of this agreement, and irrevocably waives, to the extent permitted by law, any defense that he might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

             [The remainder of this page intentionally left blank.]

Charter One Financial, Inc.
May 17, 1999
Page 4


         Please confirm that the foregoing correctly states the understanding between the undersigned and COFI by signing and returning to COFI a counterpart hereof.

                                     Very truly yours,




                                      ------------------------------------------
                                      Name:

Accepted as of the 17th day
of May, 1999

CHARTER ONE FINANCIAL, INC.



By:
   --------------------------------------
         Chief Executive Officer

                                   Schedule I

Number of Shares subject to Support
Agreement .............................................

                                                                       EXHIBIT C

                            SUBSIDIARY PLAN OF MERGER


         SUBSIDIARY PLAN OF MERGER (this "Agreement") dated ________, 1999, by and between Charter One Bank F.S.B. (the "Bank") and St. Paul Federal Bank For Savings ("St. Paul Bank").

         WHEREAS, the Board of Directors of Charter Michigan Bancorp ("Charter Michigan"), as the sole stockholder of the Bank, and the Board of Directors of St. Paul Bancorp, Inc. ("St. Paul"), as the sole stockholder of St. Paul Bank, have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger between the Bank and St. Paul Bank (the "Bank Merger"); and

         WHEREAS, the Board of Directors of St. Paul Bank and the Board of Directors of the Bank have approved, and deem it advisable to consummate the Bank Merger by and between St. Paul Bank and the Bank upon the terms provided for herein, all in accordance with the provisions of 12 C.F.R. ss.ss. 552.13 and 563.22.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 Effective Time of the Bank Merger. Subject to the provisions of this Agreement, the Bank Merger shall become effective in accordance with the terms of the articles of combination (the "Articles of Combination") which shall be filed with the Secretary (the "Secretary") of the OTS on the Effective Date. The term "Effective Time" shall be the date and time when the Bank Merger becomes effective, as specified on the endorsement of the Articles of Combination by the Secretary approving the Bank Merger.

         1.2 Effects of the Merger. (a) At the Effective Time, (i) the separate existence of St. Paul Bank shall cease and St. Paul Bank shall be merged with and into the Bank (the Bank is sometimes referred to herein as the "Surviving Bank"), (ii) the charter of the Bank as in effect immediately prior to the Effective Time shall be the charter of the Surviving Bank until duly amended in accordance with applicable law, and the name of the Surviving Bank shall be "Charter One Bank F.S.B.", (iii) the bylaws of the Bank as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank, until duly amended in accordance with applicable law and (iv) the officers of the Bank immediately prior to the Effective Time shall be the officers of the Surviving Bank, each to hold office in accordance with the Charter and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

         (b) At and after the Effective Time, the Bank Merger shall have all the effects set forth in 12 C.F.R. ss. 552.13(l) and as provided in the Agreement and Plan of Merger by and among Charter One Financial, Inc., Charter Michigan and St. Paul dated as of May 17, 1999 (the "Parent Merger Agreement").

         1.3 Headquarters. The headquarters or home office of the Surviving Bank shall be at the Bank's current home office address and all offices of the Surviving Bank shall be located as set forth on Schedule 1.3 hereto.

         1.4 Board of Directors. On and after the Effective Time, the names, residential addresses and terms of office of the directors of the Surviving Bank are as set forth on Schedule 1.4 hereto, each to hold office until his or her successor is elected and qualified or otherwise selected in accordance with the Bylaws of the Surviving Bank.

         1.5 Deposit Accounts. After the Effective Time, the Surviving Bank will continue to issue deposit accounts on the same basis as the Bank immediately prior to the Effective Time until duly amended in accordance with applicable law.

                                   ARTICLE II

                 EFFECT OF THE BANK MERGER ON THE CAPITAL STOCK
               OF THE CONSTITUENT BANKS; EXCHANGE OF CERTIFICATES

         2.1 St. Paul Bank Capital Stock. At the Effective Time, by virtue of the Bank Merger and without any action on the part of the holder of any shares of common stock, $.__ par value, of St. Paul Bank (the "St. Paul Bank Common Stock"), all shares of St. Paul Bank Common Stock shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         2.2 Bank Common Stock. The shares of common stock, $.01 par value, of the Bank issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged.

                                   ARTICLE III

                               LIQUIDATION ACCOUNT

         For purposes of granting a limited priority claim to the assets of the Surviving Bank in the unlikely event (and only upon such event) of a complete liquidation of the Surviving Bank to persons who continue to maintain savings accounts with the Surviving Bank after the Bank Merger, and who, immediately prior to the Effective Time had a subaccount balance (as described in 12

C.F.R. ss. 563b.3(f)(4)) with respect to any liquidation account of St. Paul Bank, the Surviving Bank shall, at the time of the Bank Merger, establish a liquidation account(s) in an amount equal to the liquidation account(s) of St. Paul Bank immediately prior to the Effective Time, which liquidation account(s) shall participate pari passu with any other liquidation accounts of the Surviving Bank. If the balance in any savings account to which a subaccount balance relates at the close of business on the last day of any fiscal year of the Surviving Bank after the Effective Time is less than the balance in such savings account at the Effective Time or at the close of business on the last day of any other fiscal year of the Surviving Bank after the Effective Time, such subaccount balance shall be reduced in an amount proportionate to the reduction in such savings account balance. No subaccount balance shall be increased, notwithstanding any increase in the balance of the related savings account. If such related savings account is closed, such subaccount shall be reduced to zero upon such closing. In the event of a complete liquidation of the Surviving Bank, and only in such event, the amount distributable to each accountholder will be determined in accordance with the OTS rules and regulations pertaining to conversions by savings and loan associations from mutual to stock form of organization, on the basis of such accountholder's subaccount balance with the Surviving Bank at the time of its liquidation. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Surviving Bank is the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.

                                   ARTICLE IV

                            TERMINATION AND AMENDMENT

         4.1 Termination. This Agreement shall automatically terminate upon any termination of the Parent Merger Agreement. This Agreement may otherwise be terminated at any time prior to the Effective Time by mutual consent of the Bank and St. Paul Bank in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board.

         4.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of the Bank, St. Paul Bank or their respective officers, directors or affiliates.

         4.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                    ARTICLE V

                               GENERAL PROVISIONS

         5.1 Definitions. All capitalized terms which are used but not defined herein shall have the meanings set forth in the Parent Merger Agreement.

         5.2 Entire Agreement. Except as otherwise set forth in this Agreement or the Parent Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed in the State of Ohio (except to the extent that mandatory provisions of Federal law are applicable).

         5.4 Counterparts. This Agreement may be executed in counterparts which together shall constitute one agreement.

         IN WITNESS WHEREOF, each of Bank and St. Paul Bank has caused this Agreement to be executed by its duly authorized officers as of the date first above written.

                                      CHARTER ONE BANK F.S.B.
ATTEST:

By:                                   By:
   ---------------------------             -------------------------------------
       Secretary                           President and Chief Executive Officer



                                      St. Paul Bank, F.S.B.
ATTEST:

By:                                   By:
    --------------------------            --------------------------------------
       Secretary                          President and Chief Executive Officer

                                  SCHEDULE 1.3

                                [TO BE COMPLETED]

OFFICES OF SURVIVING BANK
-------------------------

HOME OFFICE



BRANCH OFFICES

                                  SCHEDULE 1.4

                                [TO BE COMPLETED]

DIRECTORS OF SURVIVING BANK                       TERM TO EXPIRE
---------------------------                       --------------

                                                                      EXHIBIT D



                      FORM OF ST. PAUL AFFILIATE AGREEMENT


                                                             ____________, 1999


St. Paul Bancorp, Inc.
6700 West North Avenue
Chicago, Illinois 60707

Attention: Joseph C. Scully, Chief Executive Officer

Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Attention: Charles J. Koch, Chief Executive Officer

Ladies and Gentlemen:

            I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of St. Paul Bancorp, Inc., a Delaware corporation ("St. Paul"), as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and/or SEC Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of May 17, 1999 (the "Merger Agreement"), by and between St. Paul, Charter One Financial, Inc., a Delaware corporation ("COFI"), and Charter Michigan Bancorp, Inc., a Michigan corporation ("Charter Michigan"), St. Paul plans to merge with and into Charter Michigan (the "Merger") and that the Merger is intended to be accounted for under the "pooling-of-interests" accounting method.

            I further understand that as a result of the Merger, I may receive shares of common stock, par value $0.01 per share, of COFI ("COFI Stock") (i) in exchange for shares of common stock, par value $0.01 per share, of St. Paul ("St. Paul Stock") or (ii) as a result of the exercise of Rights (as defined in the Merger Agreement).

            I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of COFI Stock and St. Paul Stock, to the extent I felt necessary, with my counsel or counsel for St. Paul.

            I represent, warrant and covenant with and to COFI that in the event I receive any COFI Stock as a result of the Merger:

         1. I shall not make any sale, transfer, or other disposition of such COFI Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to COFI, or under a Ano-action@ letter obtained by me from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

         2. I understand that COFI is under no obligation to register the sale, transfer or other disposition of shares of COFI Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         3. I understand that stop transfer instructions will be given to COFI's transfer agent with respect to shares of COFI Stock issued to me as a result of the Merger and that there will be placed on the certificates for such shares, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement, dated _______, 1999, between the registered holder hereof and _____________, a copy of which agreement is on file at the principal offices of St. Paul Bancorp, Inc."

         4. I understand that, unless transfer by me of the COFI Stock issued to me as a result of the Merger has been registered under the Securities Act or such transfer is made in conformity with the provisions of Rule 145(d) under the Securities Act, COFI reserves the right, in its sole discretion, to place the following legend on the certificates issued to my transferee:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

              It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legends if I shall have delivered to COFI (i) a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to COFI, to the effect that such legend is not required for purposes of the Securities Act, or (ii) evidence or representations satisfactory to COFI that the COFI Stock represented by such certificates is being or has been sold in conformity with the provisions of Rule 145(d).

              I further represent, warrant and covenant with and to COFI that I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of St. Paul Stock or COFI Stock (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as COFI notifies me that results covering at least 30 days of combined operations of St. Paul and COFI after the Merger have been published by COFI. I understand that COFI is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

              I further understand and agree that this letter agreement shall apply to all shares of St. Paul Stock and COFI Stock that I am deemed to beneficially own pursuant to applicable federal securities law.

              I also understand that the Merger is intended to be treated as a "pooling-of-interests" for accounting purposes, and I agree that if St. Paul or COFI advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of St. Paul Stock or COFI Stock in order for COFI to be entitled to use the pooling-of-interests accounting method, I will abide by such restrictions.

                                                  Very truly yours,


                                                  By__________________________
                                                     Name:

Accepted this ____ day of _______________, 1999.

ST. PAUL BANCORP, INC.


By________________________
Name:    Joseph C. Scully
Title:   Chief Executive Officer


CHARTER ONE FINANCIAL, INC.


By________________________
Name:    Charles J. Koch
Title:   Chief Executive Officer

                                                                      EXHIBIT E

                        FORM OF COFI AFFILIATE AGREEMENT

                                                             ____________, 1999


Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Attention: Charles J. Koch, Chief Executive Officer

Ladies and Gentlemen:

            I have been advised that I may be deemed to be, but do not admit that I am, an "affiliate" of Charter One Financial, Inc., a Delaware corporation ("COFI"), as that term is defined in the Securities and Exchange Commission's Accounting Series Releases 130 and 135. I understand that pursuant to the terms of the Agreement and Plan of Merger, dated as of May 17, 1999 (the "Merger Agreement"), by and between St. Paul Bancorp, Inc., a Delaware corporation ("St. Paul"), COFI, and Charter Michigan Bancorp, Inc., a Michigan corporation ("Charter Michigan"), St. Paul plans to merge with and into Charter Michigan (the "Merger") and that the merger is intended to be accounted for under the "pooling-of-interests" accounting method.

            I have carefully read this letter and reviewed the Merger Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of common stock of COFI and St. Paul, to the extent I felt necessary, with my counsel or counsel for COFI.

            I hereby represent, warrant and covenant with and to COFI that:

            1. I will not sell, transfer or otherwise dispose of, or reduce my risk relative to, any shares of common stock of St. Paul or COFI (whether or not acquired by me in the Merger) during the period commencing 30 days prior to the effective date of the Merger and ending at such time as COFI notifies me that results covering at least 30 days of combined operations of St. Paul and COFI after the Merger have been published by COFI. I understand that COFI is not obligated to publish such combined financial results except in accordance with its normal financial reporting practice.

            2. I further understand and agree that this letter agreement shall apply to all shares of common stock of St. Paul and COFI that I am deemed to beneficially own pursuant to applicable federal securities laws.

              3. If COFI advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of common stock of St. Paul or COFI in order for COFI to be entitled to use the "pooling-of-interests" accounting method, I will abide by such restrictions.

                                                    Very truly yours,


                                                    By__________________________
                                                         Name:


Accepted this ____ day of _______________, 1999.

CHARTER ONE FINANCIAL, INC.


By________________________
Name:    Charles J. Koch
Title:   Chief Executive Officer









                                       2